TROON PARTNERS, L.P.
                     One World Financial Center, 31st Floor
                               200 Liberty Street
                            New York, New York 10281

                  OFFER TO PURCHASE $50,000,000 OF OUTSTANDING
                    PARTNERSHIP INTERESTS AT NET ASSET VALUE
                             DATED DECEMBER 1, 1999

                 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
                         12:00 MIDNIGHT, NEW YORK TIME,
           ON FRIDAY, DECEMBER 31, 1999, UNLESS THE OFFER IS EXTENDED

To the Partners of
Troon Partners, L.P.:

      Troon Partners, L.P., a closed-end, non-diversified, management investment company organized as a Delaware limited partnership (the "Partnership"), is offering to purchase for cash on the terms and conditions set forth in this offer to purchase ("Offer to Purchase") and the related letter of transmittal ("Letter of Transmittal," which together with the Offer to Purchase constitutes the "Offer") up to $50,000,000 of interests in the Partnership or portions thereof pursuant to tenders by partners at a price equal to their net asset value as of December 31, 1999, if the Offer expires on December 31, 1999, and otherwise, their net asset value on such later date as corresponds to any extension of the Offer. (As used in this Offer, the term "Interest" or "Interests," as the context requires, shall refer to the interests in the Partnership and portions thereof representing beneficial interests in the Partnership.) This Offer is being made to all partners of the Partnership and is not conditioned on any minimum amount of Interests being tendered, but is subject to certain conditions described below. Interests are not traded on any established trading market and are subject to strict restrictions on transferability pursuant to the Partnership's First Amended and Restated Limited Partnership Agreement dated as of February 10, 1999 (the "L.P. Agreement").

      If you desire to tender all or any portion of your Interest in the Partnership in accordance with the terms of the Offer, you should complete and sign the attached Letter of Transmittal and send or deliver it to the Partnership in the manner set forth below.

                                    IMPORTANT

      NEITHER THE PARTNERSHIP NOR ANY OF ITS GENERAL PARTNERS MAKES ANY RECOMMENDATION TO ANY LIMITED PARTNER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING INTERESTS. LIMITED PARTNERS MUST MAKE THEIR OWN DECISIONS WHETHER TO TENDER INTERESTS, AND, IF SO, THE PORTION OF THEIR INTERESTS TO TENDER.

      NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE PARTNERSHIP AS TO WHETHER LIMITED PARTNERS SHOULD TENDER INTERESTS PURSUANT TO THE OFFER. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL. IF GIVEN OR MADE, SUCH RECOMMENDATION AND SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED BY THE PARTNERSHIP.

      THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED ON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR ON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

      Questions and requests for assistance and requests for additional copies of the Offer may be directed to the Partnership's service agent:

                                    PFPC Inc.
                                    P.O. Box 358
                                    Claymont, Delaware 19703
                                    Phone: (888) 520-3280
                                           (888) 697-9661
                                    Fax:  (302) 791-2387
                                          (302) 791-3225

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.    Background and Purpose of the Offer....................................4
2.    Offer to Purchase and Price............................................4
3.    Amount of Tender.......................................................6
4.    Procedure for Tenders..................................................7
5.    Withdrawal Rights......................................................7
6.    Purchases and Payment..................................................7
7.    Certain Conditions of the Offer........................................9
8.    Certain Information About the Partnership.............................10
9.    Certain Federal Income Tax Consequences...............................10
10.   Miscellaneous.........................................................11

Annex A  Financial Statements

      1. BACKGROUND AND PURPOSE OF THE OFFER. The purpose of the Offer is to provide liquidity to limited partners for Interests, as contemplated by and in accordance with the procedures set forth in the Partnership's Confidential Memorandum dated January 1997, as supplemented quarterly (the "Confidential Memorandum"), and the L.P. Agreement. The Confidential Memorandum and the L.P. Agreement, which were provided to each partner in advance of subscribing for Interests, provide that the Individual General Partners have the discretion to determine whether the Partnership will purchase Interests from time to time from partners pursuant to written tenders. The Confidential Memorandum also states that Troon Management, L.L.C., the manager of the Partnership (the "Manager"), expects that generally it will recommend to the Individual General Partners that the Partnership purchase Interests from limited partners at the end of each year. The Partnership offered to purchase Interests from limited partners effective as of March 31, 1998 and December 31, 1998 pursuant to written tenders. Those were the first two tender offers made by the Partnership. In light of the fact that there is no secondary trading market for Interests and transfers of Interests are prohibited without prior approval of the Partnership, the Individual General Partners have determined, after consideration of various matters, including but not limited to those set forth in the Confidential Memorandum, that the Offer is in the best interests of limited partners of the Partnership in order to provide liquidity for Interests as contemplated in the Confidential Memorandum and the L.P. Agreement. The Individual General Partners intend to consider the continued desirability of the Partnership making an offer to purchase Interests at the end of each year, but the Partnership is not required to make any such offer.

      The purchase of Interests pursuant to the Offer will have the effect of increasing the proportionate interest in the Partnership of partners who do not tender Interests. Partners who retain their Interests may be subject to increased risks that may possibly result from the reduction in the Partnership's aggregate assets resulting from payment for the Interests tendered. These risks include the potential for greater volatility due to decreased diversification. However, the Partnership believes that this result is unlikely given the nature of the Partnership's investment program. A reduction in the aggregate assets of the Partnership may result in partners who do not tender interests bearing higher costs to the extent that certain expenses borne by the Partnership are relatively fixed and may not decrease if assets decline. These effects may be reduced or eliminated to the extent that additional subscriptions for Interests are made by new and existing limited partners on January 1, 2000.

      Interests that are tendered to the Partnership in connection with this Offer will be retired, although the Partnership may issue new Interests from time to time in transactions not involving any public offering conducted pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended. The Partnership currently expects that it will accept subscriptions for Interests as of January 1, 2000 and on the first day of each calendar quarter thereafter, but is under no obligation to do so.

      2. OFFER TO PURCHASE AND PRICE. The Partnership will, upon the terms and subject to the conditions of the Offer, purchase up to $50,000,000 of those outstanding Interests that are properly tendered by and not withdrawn (in accordance with Section 5 below) prior to 12:00 Midnight, New York time, on Friday, December 31, 1999 (such time and date being hereinafter called the "Initial Expiration Date"), or such later date as corresponds to any extension of the Offer. The later of the Initial Expiration Date or the latest time and date to which the Offer is extended is hereinafter called the "Expiration Date." The Partnership reserves the right to extend, amend or cancel the Offer as described in Sections 3 and 7 below. The purchase price of an Interest tendered will be its net asset value as of the close of business on the Expiration Date, payable as set forth in Section 6. As of the close of business on October 31, 1999, the estimated unaudited net asset value of an Interest corresponding to an initial capital contribution of $150,000 on the following closing dates of the Partnership was:

                                               Unaudited Net Asset Value
              Closing Date                     as of October 31, 1999
              ------------                     -------------------------

              February 28, 1997                       $341,853.87

              April 1, 1997                           $360,141.84

              May 1, 1997                             $345,799.08

              June 1, 1997                            $328,933.74

              July 1, 1997                            $318,822.26

              August 1, 1997                          $300,235.50

              September 1, 1997                       $303,589.77

              October 1, 1997                         $274,952.63

              November 1, 1997                        $277,667.27

              January 1, 1998                         $262,618.17

              April 1, 1998                           $236,972.62

              July 1, 1998                            $222,632.25

              October 1, 1998                         $247,225.98

              January 1, 1999                         $202,217.97

              April 1, 1999                           $173,845.91

              July 1, 1999                            $157,233.14

              October 1, 1999                         $157,338.45

      As of the close of business on October 31, 1999, there was approximately $402,610,269 outstanding in capital of the Partnership held in Interests (based on the unaudited net asset value of such Interests). Partners may obtain weekly current net asset value information until the expiration of the Offer, and daily net asset value information during the last five business days of the Offer, by contacting PFPC Inc. ("PFPC"), at the telephone numbers or address set forth on page 2, Monday through Friday, except holidays, during normal business hours of 9:00 a.m. to 5:00 p.m. (Eastern Time).

      3. AMOUNT OF TENDER. Subject to the limitations set forth below, limited partners may tender their entire Interest or a portion of their Interest defined as a specific dollar value. However, a limited partner who tenders for repurchase only a portion of such limited partner's Interest, and any limited partner who tenders its entire Interest who has not been a limited partner for at least 12 full calendar months, shall be required to maintain a capital account balance equal to the greater of: (i) $150,000, net of the amount of the incentive allocation, if any, that is to be debited from the capital account of the limited partner and credited to the capital account of the Manager on the Expiration Date (the "Incentive Allocation") or would be so debited if the Expiration Date were on a day on which an incentive allocation was made (the "Tentative Incentive Allocation"); or (ii) the amount of the Tentative Incentive Allocation, if any. If a partner tenders an amount that would cause the partner's capital account balance to fall below the required minimum, the Partnership reserves the right to reduce the amount to be purchased from such partner so that the required minimum balance is maintained. The Offer is being made to all partners of the Partnership and is not conditioned on any minimum amount of Interests being tendered.

      If the amount of the Interests that are properly tendered pursuant to the Offer and not withdrawn pursuant to Section 5 below is less than or equal to $50,000,000 (or such greater amount as the Partnership may elect to purchase pursuant to the Offer), the Partnership will, on the terms and subject to the conditions of the Offer, purchase all of the Interests so tendered unless the Partnership elects to cancel or amend the Offer, or postpone acceptance of tenders made pursuant to the Offer, as provided in Section 7 below. If more than $50,000,000 of Interests are duly tendered to the Partnership prior to the expiration of the Offer and not withdrawn pursuant to Section 5 below, the Partnership will in its sole discretion either (a) accept the additional Interests permitted to be accepted pursuant to Rule 13e-4(f)(1) under the Securities Exchange Act of 1934, as amended; (b) extend the Offer, if necessary, and increase the amount of Interests that the Partnership is offering to purchase to an amount it believes sufficient to accommodate the excess Interests tendered as well as any Interests tendered during the extended Offer; or (c) accept Interests tendered prior to or on the Expiration Date for payment on a pro rata basis based on the aggregate net asset value of tendered Interests. The Offer may be extended, amended or canceled in various other circumstances described in Section 7 below.

      The Partnership has been informed by the Manager that the Manager intends to tender a portion of the Interest held by it that was or will be acquired as an allocation of net profits to its capital account during the fiscal year ended December 31, 1999. The Manager may tender such portion of its Interest by following the procedures for tenders set forth in Item 4, below.

      4. PROCEDURE FOR TENDERS. Limited partners wishing to tender Interests pursuant to the Offer should send or deliver a completed and executed Letter of Transmittal to PFPC, to the attention of Karl Garrett, at the address set forth on page 2, or fax a completed and executed Letter of Transmittal to PFPC, also to the attention of Karl Garrett, at the fax numbers set forth on page 2. The completed and executed Letter of Transmittal must be received by PFPC no later than the Expiration Date.

      The Partnership recommends that all documents be submitted to PFPC via certified mail, return receipt requested, or by facsimile transmission. A limited partner choosing to fax a Letter of Transmittal to PFPC should also send or deliver the original completed and executed Letter of Transmittal to PFPC. Limited partners wishing to confirm receipt of a Letter of Transmittal may contact PFPC at the address and phone numbers set forth on page 2. The method of delivery of any documents is at the election and complete risk of the partner tendering an Interest including, but not limited to, the failure of PFPC to receive any Letter of Transmittal or other document submitted by facsimile transmission. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tenders will be determined by the Partnership, in its sole discretion, and such determination shall be final and binding. The Partnership reserves the absolute right to reject any or all tenders determined by it not to be in appropriate form or the acceptance of or payment for which would, in the opinion of counsel for the Partnership, be unlawful. The Partnership also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender with respect to any particular Interest or any particular partner, and the Partnership's interpretation of the terms and conditions of the Offer will be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Partnership shall determine. Tenders will not be deemed to have been made until the defects or irregularities have been cured or waived. Neither the Partnership nor any General Partner of the Partnership shall be obligated to give notice of any defects or irregularities in tenders, nor shall any of them incur any liability for failure to give such notice.

      5. WITHDRAWAL RIGHTS. Any partner tendering an Interest pursuant to this Offer may withdraw such tender at any time prior to or on the Expiration Date and, if Interests are not accepted by the Partnership at the close of the Expiration Date, at any time after 40 business days after the commencement of the Offer. To be effective, any notice of withdrawal must be timely received by PFPC at the address or fax numbers set forth on page 2. A form to give notice of withdrawal is available by calling PFPC at the phone numbers indicated on page
2. All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Partnership, in its sole discretion, and such determination shall be final and binding. Interests properly withdrawn shall not thereafter be deemed to be tendered for purposes of the Offer. However, withdrawn Interests may be tendered prior to the Expiration Date by following the procedures described in Section 4.

      6. PURCHASES AND PAYMENT. For purposes of the Offer, the Partnership will be deemed to have accepted (and thereby purchased) Interests that are tendered as, if and when it gives oral or written notice to the tendering partner of its election to purchase such Interest. As stated in Section 2 above, the purchase price of an Interest tendered by any partner will be the net asset value thereof as of the close of business on December 31, 1999, if the Offer expires on the Initial Expiration Date, and otherwise the net asset value thereof as of the close of business on such later date as corresponds to any extension of the Offer. The net asset value will be determined after all allocations to capital accounts of the partners required to be made by the L.P. Agreement have been made.

      For partners who tender their entire Interest, payment of the purchase price will consist of: (1) cash and/or marketable securities (valued in accordance with the L.P. Agreement) in an aggregate amount equal to 95% of the estimated unaudited net asset value of Interests tendered and accepted by the Partnership, determined as of the Expiration Date, which is expected to be 12:00 Midnight, New York time, on Friday, December 31, 1999, payable within ten days after the Expiration Date (the "95% Cash Payment") in the manner set forth below; and (2) a promissory note (the "Note") entitling the holder thereof to a contingent payment equal to the excess, if any, of (a) the net asset value of the Interests tendered and accepted by the Partnership as of the Expiration Date, determined based on the audited financial statements of the Partnership for 1999, over (b) the 95% Cash Payment. The Note will be delivered to the tendering partner in the manner set forth below within ten days after the Expiration Date and will not be transferable. The Note will be payable in cash (in the manner set forth below) within ten days after completion of the audit of the financial statements of the Partnership for 1999. It is anticipated that the audit of the Partnership's 1999 financial statements will be completed no later than 60 days after the end of the year. Any amounts payable under the Note will include interest, if any, earned by the Partnership on an amount, deposited by the Partnership in a segregated custodial account, equal to 5 percent of the estimated unaudited net asset value of Interests tendered and accepted by the Partnership. Although the Partnership has retained the option to pay all or a portion of the purchase price by distributing marketable securities, the purchase price will be paid entirely in cash except in the unlikely event that the Partnership's Individual General Partners determine that the distribution of securities is necessary to avoid or mitigate any adverse effect of the Offer on the remaining partners of the Partnership.

      Partners who tender a portion of their Interest (subject to maintenance of the minimum capital account balance described in Item 3, above) will receive a cash payment of 100% of the tendered Interest (the "100% Cash Payment") within ten days after the Expiration Date.

      Both the 95% Cash Payment and the 100% Cash Payment (together, the "Cash Payment") will be made by wire transfer directly to the tendering partner's brokerage account with CIBC World Markets Corp. ("CIBC WM"). Cash Payments wired directly to brokerage accounts will be subject upon withdrawal from such accounts to any fees that CIBC WM would customarily assess upon the withdrawal of cash from such brokerage account.

      The Note will be deposited directly to the tendering partner's brokerage account with CIBC WM. Any contingent payment due pursuant to the Note will also be deposited directly to the tendering partner's brokerage account at CIBC WM, and will be subject upon withdrawal from such account to any fees that CIBC WM would customarily assess upon the withdrawal of cash from such brokerage account.

      It is expected that cash payments for Interests acquired pursuant to the Offer will be derived from: (a) cash on hand; (b) the proceeds of the sale of securities and portfolio assets held by the Partnership; and/or (c) possibly borrowings, as described below. The Partnership will segregate with its custodian cash or U.S. government securities or other liquid securities equal to the value of the amount estimated to be paid under the Notes, as described above. The Partnership has not determined at this time to borrow funds to purchase Interests tendered in connection with the Offer. However, depending on the dollar amount of Interests tendered and prevailing general economic and market conditions, the Partnership, in its sole discretion, may decide to fund any portion of the purchase price, subject to compliance with applicable law, from its existing margin facility established with the Partnership's prime broker, Morgan Stanley Dean Witter & Co. ("Morgan Stanley"). If the Partnership funds any portion of the purchase price in that manner, it will deposit assets in a special custody account with its custodian, The Chase Manhattan Bank, N.A., to serve as collateral for any amounts so borrowed, and if the Partnership were to fail to repay any such amounts, Morgan Stanley would be entitled to satisfy the Partnership's obligations from the collateral deposited in the special custody account. The Partnership expects that the repayment of any amounts borrowed from Morgan Stanley will be financed from additional funds contributed to the Partnership by existing and/or new limited partners, or from the proceeds of the sale of securities and portfolio assets held by the Partnership.

      7. CERTAIN CONDITIONS OF THE OFFER. The Partnership reserves the right, at any time and from time to time, to extend the period of time during which the Offer is pending by notifying partners of such extension. In the event that the Partnership so elects to extend the tender period, for the purpose of determining the purchase price for tendered Interests, the net asset value of such Interests will be determined as of a date after December 31, 1999, corresponding to any extension of the Offer. During any such extension, all Interests previously tendered and not withdrawn will remain subject to the Offer. The Partnership also reserves the right, at any time and from time to time, up to and including acceptance of tenders pursuant to the Offer, to: (a) cancel the Offer in the circumstances set forth in the following paragraph and in the event of such cancellation not to purchase or pay for any Interests tendered pursuant to the Offer; (b) amend the Offer; and (c) postpone the acceptance of Interests. If the Partnership determines to amend the Offer or to postpone the acceptance of Interests tendered, it will, to the extent necessary, extend the period of time during which the Offer is open as provided above and will promptly notify partners.

      The Partnership may cancel the Offer, amend the Offer or postpone the acceptance of tenders made pursuant to the Offer if: (a) the Partnership would not be able to liquidate portfolio securities in a manner that is orderly and consistent with the Partnership's investment objectives and policies in order to purchase Interests tendered pursuant to the Offer; (b) there is, in the Individual General Partners' judgment, any (i) legal action or proceeding instituted or threatened challenging the Offer or otherwise materially adversely affecting the Partnership, (ii) declaration of a banking moratorium by Federal or state authorities or any suspension of payment by banks in the United States or New York State that is material to the Partnership, (iii) limitation imposed by Federal or state authorities on the extension of credit by lending institutions, (iv) suspension of trading on any organized exchange or over-the-counter market where the Partnership has a material investment, (v) commencement of war, armed hostilities or other international or national calamity directly or indirectly involving the United States that is material to the Partnership, (vi) material decrease in the net asset value of the Partnership from the net asset value of the Partnership as of commencement of the Offer, or (vii) other event or condition that would have a material adverse effect on the Partnership or its partners if Interests tendered pursuant to the Offer were purchased; or (c) the Independent Individual General Partners of the Partnership determine that it is not in the best interest of the Partnership to purchase Interests pursuant to the Offer. However, there can be no assurance that the Partnership will exercise its right to extend, amend or cancel the Offer or to postpone acceptance of tenders pursuant to the Offer.

      8. CERTAIN INFORMATION ABOUT THE PARTNERSHIP. The Partnership is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end, non-diversified, management investment company. It is organized as a Delaware limited partnership. The principal office of the Partnership is located at One World Financial Center, 31st Floor, 200 Liberty Street, New York, New York 10281. Interests are not traded on any established trading market and are subject to strict restrictions on transferability pursuant to the L.P. Agreement.

      The Partnership does not have any plans or proposals that relate to or would result in: (a) the acquisition by any person of additional Interests (other than the Partnership's intention to accept subscriptions for Interests from time to time in the discretion of the Partnership) or the disposition of Interests; (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Partnership; (c) a sale or transfer of a material amount of assets of the Partnership (other than as the Individual General Partners determine may be necessary or appropriate to fund any portion of the purchase price for Interests acquired pursuant to this Offer to Purchase or in connection with ordinary portfolio transactions of the Partnership); (d) any change in the identity of the General Partners of the Partnership, or in the management of the Partnership including, but not limited to, any plans or proposals to change the number or the term of the Individual General Partners of the Partnership, to fill any existing vacancy for an Individual General Partner of the Partnership or to change any material term of the investment advisory arrangements with the Manager; (e) any material change in the present distribution policy or indebtedness or capitalization of the Partnership; (f) any other material change in the Partnership's structure or business, including any plans or proposals to make any changes in its fundamental investment policy for which a vote would be required by Section 13 of the 1940 Act; or (g) any changes in the L.P. Agreement or other actions that may impede the acquisition of control of the Partnership by any person.

      The Manager of the Partnership is entitled under the terms of the L.P. Agreement to receive, subject to certain limitations, the Incentive Allocation, as specified in the L.P. Agreement and described in the Confidential Memorandum.

      9. CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The following discussion is a general summary of the federal income tax consequences of the purchase of Interests by the Partnership from partners pursuant to the Offer. Partners should consult their own tax advisers for a complete description of the tax consequences to them of a purchase of their Interests by the Partnership pursuant to the Offer.

      In general, a partner from whom an Interest is purchased by the Partnership will be treated as receiving a distribution from the Partnership. Such partner generally will not recognize income or gain as a result of the purchase, except to the extent (if any) that the amount of consideration received by the partner exceeds such partner's then adjusted tax basis in such partner's Interest. A partner's basis in such partner's Interest will be reduced (but not below zero) by the amount of consideration received by the partner from the Partnership in connection with the purchase of such Interest. A partner's basis in such partner's Interest will be adjusted for income, gain or loss allocated (for tax purposes) to such partner for periods prior to the purchase of such Interest. Cash distributed to a partner in excess of the adjusted tax basis of such partner's Interest is taxable as capital gain or ordinary income, depending on the circumstances. A partner whose entire Interest is purchased by the Partnership may recognize a loss, but only to the extent that the amount of consideration received from the Partnership is less than the partner's then adjusted tax basis in such partner's Interest.

      10. MISCELLANEOUS. The Offer is not being made to, nor will tenders be accepted from, partners in any jurisdiction in which the Offer or its acceptance would not comply with the securities or Blue Sky laws of such jurisdiction. The Partnership is not aware of any jurisdiction in which the Offer or tenders pursuant thereto would not be in compliance with the laws of such jurisdiction. However, the Partnership reserves the right to exclude partners from the Offer in any jurisdiction in which it is asserted that the Offer cannot lawfully be made. The Partnership believes such exclusion is permissible under applicable laws and regulations, provided the Partnership makes a good faith effort to comply with any state law deemed applicable to the Offer.

      The Partnership has filed an Issuer Tender Offer Statement on Schedule 13E-4 with the Securities and Exchange Commission, which includes certain information relating to the Offer summarized herein. A free copy of such statement may be obtained from the Partnership by contacting PFPC at the address and phone numbers set forth on page 2 or from the Securities and Exchange Commission's internet web site, www.sec.gov. For a fee, a copy may be obtained from the public reference office of the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549.

                                     ANNEX A

                              Financial Statements

                              TROON PARTNERS, L.P.

                              FINANCIAL STATEMENTS

                       WITH REPORT OF INDEPENDENT AUDITORS

                          PERIOD FROM FEBRUARY 27, 1997
                          (COMMENCEMENT OF OPERATIONS)
                              TO DECEMBER 31, 1997

                              TROON PARTNERS, L.P.

                              FINANCIAL STATEMENTS

           PERIOD FROM FEBRUARY 27, 1997 (COMMENCEMENT OF OPERATIONS)
                              TO DECEMBER 31, 1997

                                    CONTENTS

Report of Independent Auditors............................................... 1

Statement of Assets, Liabilities and Partners' Capital....................... 2

Statement of Operations...................................................... 3

Statement of Changes in Partners' Capital - Net Assets....................... 4

Notes to Financial Statements................................................ 5

Proxy Results (Unaudited)....................................................12

Schedule of Portfolio Investments............................................13

                          [LETTERHEAD OF ERNST & YOUNG]

                         REPORT OF INDEPENDENT AUDITORS

To the Partners of
Troon Partners, L.P.

We have audited the accompanying statement of assets, liabilities and partners' capital of Troon Partners, L.P., including the schedule of portfolio investments as of December 31, 1997, and the related statements of operations and changes in partners' capital - net assets for the period from February 27, 1997 (commencement of operations) to December 31, 1997. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1997, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Troon Partners, L.P. at December 31, 1997, the results of its operations, and the changes in its partners' capital - net assets for the period from February 27, 1997 to December 31, 1997, in conformity with generally accepted accounting principles.

                                                           /s/ Ernst & Young LLP

New York, New York
February 9, 1998

TROON PARTNERS, L.P.

STATEMENT OF ASSETS, LIABILITIES AND PARTNERS' CAPITAL (IN THOUSANDS)
--------------------------------------------------------------------------------

                                                               DECEMBER 31, 1997
ASSETS

Investments in securities, at market
    (identified cost - $80,394)                                    $ 108,573
Due from broker                                                           41
Due from affiliate                                                         2
Dividends receivable                                                      93
Organizational costs (net of accumulated amortization of $41)            195
Other assets                                                              19
                                                                   ---------
       TOTAL ASSETS                                                  108,923
                                                                   ---------

LIABILITIES

Loan payable                                                           3,188
Management fee payable                                                    82
Accrued expenses                                                         254
                                                                   ---------
       TOTAL LIABILITIES                                               3,524
                                                                   ---------
             NET ASSETS                                            $ 105,399
                                                                   =========

PARTNERS' CAPITAL - NET ASSETS

Represented by:
Capital contributions (net of syndications costs of $50)            $ 77,200
Accumulated net investment loss                                         (345)
Accumulated net realized gain on investments                             365
Accumulated net unrealized appreciation on investments                28,179
                                                                   ---------
       PARTNERS' CAPITAL - NET ASSETS                              $ 105,399
                                                                   =========

The accompanying notes are an integral part of these financial statements.

TROON PARTNERS, L.P.

STATEMENT OF OPERATIONS (IN THOUSANDS)
--------------------------------------------------------------------------------

                                                        PERIOD FROM FEBRUARY 27, 1997
                                                         (COMMENCEMENT OF OPERATIONS)
                                                              TO DECEMBER 31, 1997
INVESTMENT INCOME
    Dividends                                                    $    858
    Interest                                                           69
                                                                 --------
                                                                      927
                                                                 --------
EXPENSES
    OPERATING EXPENSES:
       Management fee                                                 683
       Professional fees                                              220
       Administration fees                                            134
       Custodian fees                                                  67
       Amortization of organizational costs                            41
       Insurance expense                                               38
       Individual General Partners' fees and expenses                  27
       Miscellaneous                                                   10
                                                                 --------
                                                                    1,220
    INTEREST EXPENSE                                                   52
                                                                 --------
       TOTAL EXPENSES                                               1,272
                                                                 --------
       NET INVESTMENT LOSS                                           (345)
                                                                 --------

REALIZED AND UNREALIZED GAIN ON INVESTMENTS

    REALIZED GAIN (LOSS) ON INVESTMENTS:
       Investment securities                                        2,564
       Purchased options                                           (2,199)
                                                                 --------
          NET REALIZED GAIN ON INVESTMENTS                            365
                                                                 --------
    NET UNREALIZED APPRECIATION ON INVESTMENTS                     28,179
                                                                 --------
          NET REALIZED AND UNREALIZED GAIN                         28,544
                                                                 --------
          INCREASE IN PARTNERS' CAPITAL DERIVED
            FROM INVESTMENT ACTIVITIES                           $ 28,199
                                                                 ========

The accompanying notes are an integral part of these financial statements.

TROON PARTNERS, L.P.

STATEMENT OF CHANGES IN PARTNERS' CAPITAL - NET ASSETS (IN THOUSANDS)
--------------------------------------------------------------------------------

                                                  PERIOD FROM FEBRUARY 27, 1997
                                                   (COMMENCEMENT OF OPERATIONS)
                                                        TO DECEMBER 31, 1997

FROM INVESTMENT ACTIVITIES
    Net investment loss                                       $    (345)
    Net realized gain on investments                                365
    Net unrealized appreciation on investments                   28,179
                                                              ---------
       INCREASE IN PARTNERS' CAPITAL DERIVED
            FROM INVESTMENT ACTIVITIES                           28,199

PARTNERS' CAPITAL TRANSACTIONS

    Capital contributions                                        77,250
    Syndication costs                                               (50)
                                                              ---------
       INCREASE IN PARTNERS' CAPITAL DERIVED
            FROM CAPITAL TRANSACTIONS                            77,200

       PARTNERS' CAPITAL AT BEGINNING OF PERIOD                       0
                                                              ---------
       PARTNERS' CAPITAL AT END OF PERIOD                     $ 105,399
                                                              =========

The accompanying notes are an integral part of these financial statements.

TROON PARTNERS, L.P.

NOTES TO FINANCIAL STATEMENTS  - DECEMBER 31, 1997
--------------------------------------------------------------------------------

      1.    ORGANIZATION

            Troon Partners, L.P. (the "Partnership") was organized under the Delaware Revised Uniform Limited Partnership Act on December 12, 1996. The Partnership is registered under the Investment Company Act of 1940 (the "Act") as a closed-end, non-diversified management investment company. The Partnership will operate until December 31, 2021 unless further extended or sooner terminated as provided for in the Limited Partnership Agreement (the "Agreement"), dated December 19, 1996, as amended October 29, 1997 (see Proxy Results on page
            12). The Partnership's investment objective is to seek long-term capital appreciation. The Partnership pursues this objective by investing principally in equity securities of publicly traded U.S. companies. The Partnership may also invest in equity securities of foreign issuers, bonds, options and other fixed-income securities of U.S. issuers.

            There are four "Individual General Partners" and a "Manager." The Manager is Troon Management, L.L.C. which is a joint venture between CIBC Oppenheimer Corp. (formerly Oppenheimer & Co., Inc.) and Mark Asset Management Corporation ("MAMC"). Investment professionals at MAMC manage the Partnership's investment portfolio on behalf of the Manager under CIBC Oppenheimer Corp.'s ("CIBC Opco") supervision.

            The acceptance of initial and additional contributions is subject to approval by the Manager. The Partnership may from time to time offer to repurchase interests pursuant to written tenders by Partners. Such repurchases will be made at such times and on such terms as may be determined by the Individual General Partners, in their complete and exclusive discretion. Beginning in 1998, the Manager expects that generally it will recommend to the Individual General Partners that the Partnership repurchase interests from Partners once in each year effective as of the end of each such year.

      2.    SIGNIFICANT ACCOUNTING POLICIES

            The preparation of financial statements in conformity with generally accepted accounting principles requires the Manager to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The Manager believes that the estimates utilized in preparing the Partnership's financial statements are reasonable and prudent; however, actual results could differ from these estimates.

TROON PARTNERS, L.P.

--------------------------------------------------------------------------------

            A.    PORTFOLIO VALUATION

                  Securities transactions, including related revenue and expenses, are recorded on a trade-date basis and dividends are recorded on an ex-dividend date basis. Interest income is recorded on the accrual basis.

                  Domestic exchange traded or NASDAQ listed equity securities will be valued at their last composite sale prices as reported on the exchanges where such securities are traded. If no sales of such securities are reported on a particular day, the securities will be valued based upon their composite bid prices for securities held long, or their composite ask prices for securities held short, as reported by such exchanges. Securities traded on a foreign securities exchange will be valued at their last sale prices on the exchange where such securities are primarily traded, or in the absence of a reported sale on a particular day, at their bid prices (in the case of securities held long) or ask prices (in the case of securities held short) as reported by such exchange. Listed options will be valued using last sales prices as reported by the exchange with the highest reported daily volume for such options or, in the absence of any sales on a particular day, at their bid prices as reported by the exchange with the highest volume on the last day a trade was reported. Other securities for which market quotations are readily available will be valued at their bid prices (or ask prices in the case of securities held short) as obtained from one or more dealers making markets for such securities. If market quotations are not readily available, securities and other assets will be valued at fair value as determined in good faith by, or under the supervision of, the Individual General Partners.

                  Debt securities will be valued in accordance with the procedures described above, which with respect to such securities may include the use of valuations furnished by a pricing service which employs a matrix to determine valuation for normal institutional size trading units. The Individual General Partners will periodically monitor the reasonableness of valuations provided by any such pricing service. Debt securities with remaining maturities of 60 days or less will, absent unusual circumstances, be valued at amortized cost, so long as such valuation is determined by the Individual General Partners to represent fair value.

                  All assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars using foreign exchange rates provided by a pricing service compiled as of 4:00 p.m. London time. Trading in foreign securities generally is completed, and the values of such securities are determined, prior to the close of securities markets in the U.S. Foreign exchange rates are also determined prior to such close.

TROON PARTNERS, L.P.

--------------------------------------------------------------------------------

                  On occasion, the values of such securities and exchange rates may be affected by events occurring between the time such values or exchange rates are determined and the time that the net asset value of the Partnership is determined. When such events materially affect the values of securities held by the Partnership or its liabilities, such securities and liabilities will be valued at fair value as determined in good faith by, or under the supervision of, the Individual General Partners.

            B.    PARTNERSHIP EXPENSES

                  The expenses incurred by the Partnership in connection with its organization, which were $236,274, are being amortized over a 60 month period beginning with the commencement of operations, February 27, 1997.

                  Syndication costs totaling $50,000 related to the Partnership's initial offering have been charged directly to the capital accounts of the limited partners of record as of April 30, 1997.

            C.    INCOME TAXES

                  No federal, state or local income taxes will be provided on the profits of the Partnership since the partners are individually liable for their share of the Partnership's income.

      3.    MANAGEMENT FEE, RELATED PARTY TRANSACTIONS AND OTHER

            CIBC Opco provides certain management and administrative services to the Partnership including, among other things, providing office space and other support services to the Partnership. In exchange for such services, the Partnership pays CIBC Opco a monthly management fee of .08333% (1% on an annualized basis) of the Partnership's net assets determined as of the beginning of the month, excluding assets attributable to the Manager's capital account.

            During the period ended December 31, 1997, CIBC Opco earned $10,500 in brokerage commissions from portfolio transactions executed on behalf of the Partnership.

            At the end of the twelve month period following the admission of a limited partner to the Partnership, and generally at the end of each fiscal year thereafter, the Manager is entitled to an incentive allocation of 20% of net profits, if any, that have been credited to the

TROON PARTNERS, L.P.

--------------------------------------------------------------------------------

            capital account of such limited partner during such period. The incentive allocation will be charged to a limited partner only to the extent that cumulative net profits with respect to such limited partner through the close of any period exceeds the highest level of cumulative net profits with respect to such limited partner through the close of any prior period. There was no incentive allocation for the period ended December 31, 1997.

            Each Independent Individual General Partner, who is not an "interested person" of the Partnership, as defined by the Act, receives an annual retainer of $5,000 plus a fee for each meeting attended. Any Individual General Partner who is an "interested person" does not receive any annual or other fees from the Partnership. All Individual General Partners are reimbursed by the Partnership for all reasonable out-of-pocket expenses incurred by them in performing their duties. For the period from February 27, 1997 to December 31, 1997, fees paid to the Individual General Partners (including meeting fees and the annual retainer) and expenses totaled $26,572. One Individual General Partner, who is an "interested person" of the Partnership holds a limited partnership interest in the Partnership.

            Morgan Stanley Trust Company serves as Custodian of the Partnership's assets.

            PFPC Inc. serves as Administrator and Accounting Agent to the Partnership, and in that capacity provides certain accounting, recordkeeping, tax and investor related services.

      4.    SECURITIES TRANSACTIONS

            Aggregate purchases and sales of investment securities, excluding short-term securities, for the period from February 27, 1997 to December 31, 1997, amounted to $123,074,401 and $47,346,578, respectively.

            At December 31, 1997, the cost of investments for federal income tax purposes was substantially the same as the cost for financial reporting purposes (see Schedule of Portfolio Investments). At December 31, 1997, accumulated net unrealized appreciation on investments was $28,178,859, consisting of $29,658,068 gross unrealized appreciation and $1,479,209 gross unrealized depreciation.

            Due from broker primarily represents receivables and payables from unsettled security trades.

TROON PARTNERS, L.P.

--------------------------------------------------------------------------------

      5.    SHORT-TERM BORROWINGS

            The Partnership has the ability to trade on margin and, in that connection, borrow funds from brokers and banks for investment purposes. Trading in equity securities on margin involves an initial cash requirement representing at least 50% of the underlying security's value with respect to transactions in U.S. markets and varying percentages with respect to transactions in foreign markets. The Act requires the Partnership to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the Partnership incurs the indebtedness. As of December 31, 1997, the Partnership had outstanding margin borrowings of $3,188,472. The Partnership pays interest on outstanding margin borrowings at an annualized rate of LIBOR plus .875%. The Partnership pledges securities as collateral for the margin borrowings, which are maintained in a segregated account held by the Custodian.

      6. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK OR CONCENTRATIONS OF CREDIT RISK

            The risk associated with purchasing an option is that the Partnership pays a premium whether or not the option is exercised. Additionally, the Partnership bears the risk of loss of premium and change in market value should the counterparty not perform under the contract. Put and call options purchased are accounted for in the same manner as investment securities.

            Transactions in purchased options were as follows:

                                                     CALL OPTIONS                         PUT OPTIONS
                                            ------------------------------      -------------------------------
                                               NUMBER                              NUMBER
                                            OF CONTRACTS              COST      OF CONTRACTS               COST
                                            ------------              ----      ------------               ----
              Beginning balance                       --      $          0                --       $          0
              Options purchased                   14,126        12,569,092            14,412         10,740,990
              Options closed                     (12,790)      (10,990,373)          (13,338)        (9,905,406)
              Expired options                       (226)         (267,054)             (418)          (268,697)
                                            ------------      ------------      ------------       ------------
              Options outstanding at
                December 31, 1997                  1,110      $  1,311,665               656       $    566,887
                                            ============      ============      ============       ============

TROON PARTNERS, L.P.

--------------------------------------------------------------------------------

      7.    FINANCIAL INSTRUMENTS HELD OR ISSUED FOR TRADING PURPOSES

            The Partnership maintains positions in a variety of financial instruments. The following table summarizes the components of net realized and unrealized gains from investment transactions:

                                                            NET GAINS / (LOSSES)
                                                            FOR THE PERIOD ENDED
                                                              DECEMBER 31, 1997
                                                            --------------------
            Equity securities                                 $    30,557,274
            Equity options                                           (366,788)
            Equity index options                                   (1,646,649)
                                                              ---------------
                                                              $    28,543,837
                                                              ===============

            The following table presents the market values of derivative financial instruments and the average market values of those instruments:

                                                            AVERAGE MARKET VALUE
                                       MARKET VALUE AT      FOR THE PERIOD ENDED
                                      DECEMBER 31, 1997       DECEMBER 31, 1997
                                      -----------------     --------------------

            ASSETS:
               Equity options            $1,940,190               $964,800
               Equity index options         121,550                167,388

            Average market values presented above are based upon month-end market value during the period ended December 31, 1997.

TROON PARTNERS, L.P.

--------------------------------------------------------------------------------

      8.    SELECTED FINANCIAL RATIOS AND OTHER SUPPLEMENTAL INFORMATION

            The following represents the ratios to average net assets and other supplemental information for the period indicated:

                                                                 FEBRUARY 27, 1997
                                                                 (COMMENCEMENT OF
                                                                  OPERATIONS) TO
                                                                 DECEMBER 31, 1997
                                                                 -----------------
            Ratio of net investment loss to average net assets        (0.49%) *
            Ratio of operating expenses to average net assets          1.73% *
            Ratio of interest expense to average net assets            0.07% *
            Portfolio turnover rate                                   58.73%
            Average commission rate paid                              $0.0566 **
            Total return                                              37.60% ***
            Average debt ratio                                         1.06%

      *     Annualized.
      ** Average commission rate paid on purchases and sales of investment securities held long.
      *** Total return assumes a purchase of a Limited Partnership interest in the Partnership on the first day and a sale of the Partnership interest on the last day of the period noted, before incentive allocation to the Manager, if any. Total returns for a period of less than a full year are not annualized.

      9.    SUBSEQUENT EVENT

            Effective January 1, 1998, the Partnership received additional Limited Partner capital contributions of approximately $6,370,000.

            In February, 1998, the Individual General Partners determined that the Partnership will make an offer to repurchase up to $25,000,000 in interests in the Partnership, effective as of March 31, 1998.

TROON PARTNERS, L.P.

PROXY RESULTS (UNAUDITED) - DECEMBER 31, 1997
--------------------------------------------------------------------------------

            On September 30, 1997, a Special Meeting of the Partners of the Partnership was held to approve a proposed amendment to the Limited Partnership Agreement which authorized the Manager to continue to provide investment advice and management to the Partnership upon the consummation of the acquisition of Oppenheimer & Co., Inc. by CIBC Wood Gundy Securities Corp. A total of 253 Partners, representing $55,543,862 of interests in the Partnership and 65.8% of the votes eligible to be cast at the Special Meeting voted to approve the amended Limited Partnership Agreement as follows:

                FOR                     AGAINST                       ABSTAIN
                ---                     -------                       -------
            53,297,562                  837,310                      1,408,990

TROON PARTNERS, L.P.

SCHEDULE OF PORTFOLIO INVESTMENTS
--------------------------------------------------------------------------------

                                                                                          DECEMBER 31, 1997
                                                                                             MARKET VALUE
             SHARES
                    COMMON STOCKS - 99.04%
                       APPLICATIONS SOFTWARE - .27%
              6,793          Intuit, Inc. *                                                   $   280,211
                                                                                              -----------
                       BANKING - REGIONAL - 2.38%
              7,403          Wells Fargo & Co.                           (A)                    2,512,860
                                                                                              -----------
                       BEVERAGES NON-ALCOHOLIC - 2.09%
             33,092          Coca-Cola Co.                                                      2,206,839
                                                                                              -----------
                       BROADCASTING - 1.68%
             33,124          Grupo Televisa S.A. - Sponsored GDR*                               1,281,501
             71,536          TCI Satellite Entertainment, Inc., Class A*                          491,810
                                                                                              -----------
                                                                                                1,773,311
                                                                                              -----------
                       BUILDING - RESIDENTIAL/COMMERCIAL - 1.21%
             59,100          Lennar Corp.                                                       1,274,373
                                                                                              -----------
                       CABLE TV - 24.12%
             21,381          Cablevision Systems Corp., Class A*                                2,047,231
             52,565          Comcast Corp., Class A                                             1,675,509
             99,239          Comcast Corp., Special Class A                                     3,132,281
             18,052          Comcast UK Cable Partners, Ltd., Class A*                            170,375
             96,848          Cox Communications, Inc., Class  A*                                3,880,021
             77,440          HSN, Inc. *                                                        3,988,160
            161,828          Tele-Communications Liberty Media Group., Inc., Series A*          5,866,265
            166,831          Tele-Communications-TCI Group, Series A*                           4,660,924
                                                                                              -----------
                                                                                               25,420,766
                                                                                              -----------
                       CASINO HOTELS - 1.52%
             70,687          Mirage Resorts, Inc.*                                              1,608,129
                                                                                              -----------
                       CHEMICALS - DIVERSIFIED - 1.14%
             28,490          Monsanto Co.                                                       1,196,580
                                                                                              -----------

The accompanying notes are an integral part of these financial statements.

TROON PARTNERS, L.P.

--------------------------------------------------------------------------------

                                                                                          DECEMBER 31, 1997
                                                                                             MARKET VALUE
             SHARES
                    COMMON STOCKS - (CONTINUED)
                       COMMERCIAL SERVICES - 3.63%
            111,362          Cendant Corp.*                                                   $ 3,828,075
                                                                                              -----------
                       COMMERCIAL SERVICES - FINANCE - 1.07%
             45,816          Crescent Operating, Inc. *                                         1,122,492
                                                                                              -----------
                       COMMUNICATIONS SOFTWARE - .02%
             17,543          General Magic, Inc.*                                                  24,121
                                                                                              -----------
                       COMPUTER SOFTWARE - 6.24%
             43,761          Microsoft Corp. *                                                  5,656,109
              8,458          SAP AG - Sponsored ADR                                               921,846
                                                                                              -----------
                                                                                                6,577,955
                                                                                              -----------
                       COMPUTERS - MICRO - 4.48%
             56,232          Dell Computer Corp.*                                               4,723,488
                                                                                              -----------
                       DIVERSIFIED MANUFACTURING OPERATIONS - 2.67%
             95,440          CBS Corp.                                                          2,809,563
                                                                                              -----------
                       FINANCE - CREDIT CARDS - 2.48%
             29,235          American Express Co.                        (A)                    2,609,224
                                                                                              -----------
                       FINANCIAL GUARANTEE INSURANCE - 2.88%
             45,699          MGIC Investment Corp.                                              3,038,984
                                                                                              -----------
                       GOLD MINING - .03%
             12,186          Echo Bay Mines Ltd.                                                   29,709
                                                                                              -----------
                       HOTELS & MOTELS - 2.87%
            154,369          Host Marriott Corp.*                                               3,029,492
                                                                                              -----------
                       INTERNET CONTENT - .88%
             36,917          At Home Corp., Series A*                                             927,540
                                                                                              -----------

The accompanying notes are an integral part of these financial statements.

TROON PARTNERS, L.P.

--------------------------------------------------------------------------------

                                                                                          DECEMBER 31, 1997
                                                                                             MARKET VALUE
             SHARES
                    COMMON STOCKS - (CONTINUED)
                       INTERNET SOFTWARE - .34%
             11,834          Excite, Inc.*                                                    $   355,020
                                                                                              -----------
                       INVESTMENT COMPANIES - 2.98%
            110,866          Telecom-TCI Ventures Group, Series A*                              3,138,949
                                                                                              -----------
                       MULTIMEDIA - 4.12%
             90,118          News Corp. Ltd. - Sponsored ADR                                    2,010,803
             37,676          Time Warner, Inc.                           (A)                    2,335,912
                                                                                              -----------
                                                                                                4,346,715
                                                                                              -----------
                       OIL COMPANIES - EXPLORATION & PRODUCTION - 2.58%
             93,611          Pioneer Natural Resources, Co.                                     2,714,719
                                                                                              -----------
                       RADIO - .31%
             23,054          Grupo Radio Centro S.A. de C.V. - Sponsored ADR                      328,520
                                                                                              -----------
                       REAL ESTATE INVESTMENT/MANAGEMENT - 1.04%
             46,375          LNR Property Corp.                                                 1,095,609
                                                                                              -----------
                       REAL ESTATE INVESTMENT TRUST - HOTEL/RESTAURANT - 4.90%
             89,283          Starwood Lodging Trust                                             5,167,254
                                                                                              -----------
                       REAL ESTATE INVESTMENT TRUST - OFFICE PROPERTY - 9.41%
            104,748          Boston Properties, Inc.                                            3,463,283
            153,886          Crescent Real Estate Equities Company                              6,059,261
             12,375          Equity Office Properties Trust                                       390,592
                                                                                              -----------
                                                                                                9,913,136
                                                                                              -----------
                       REAL ESTATE INVESTMENT TRUST - SHOPPING CENTERS - 4.99%
            112,075          Vornado Realty Trust                                               5,260,576
                                                                                              -----------
                       RETAIL - DISCOUNT - .82%
             21,818          Wal-Mart Stores, Inc.                                                860,458
                                                                                              -----------

The accompanying notes are an integral part of these financial statements.

TROON PARTNERS, L.P.

--------------------------------------------------------------------------------

                                                                                          DECEMBER 31, 1997
                                                                                             MARKET VALUE
             SHARES
                    COMMON STOCKS - (CONTINUED)
                       RETAIL - RESTAURANTS - 2.79%
             44,439          Host Marriott Services Corp.*                                    $   661,030
             47,842          McDonald's Corp.                                                   2,284,456
                                                                                              -----------
                                                                                                2,945,486
                                                                                              -----------
                       SATELLITE TELECOMMUNICATIONS - 2.86%
             32,615          Globalstar Telecommunications Ltd.*                                1,602,212
             66,113          Loral Space and Communications Ltd.*        (A)                    1,417,331
                                                                                              -----------
                                                                                                3,019,543
                                                                                              -----------
                       TELECOMMUNICATIONS EQUIPMENT - .24%
             14,051          NextLevel Systems, Inc.*                                             251,162
                                                                                              -----------
                             TOTAL COMMON STOCKS (COST $76,585,164)                           104,390,859
                                                                                              ===========
                    PREFERRED STOCKS - 2.01%
                       MULTIMEDIA - 2.01%
            106,707          News Corp. Ltd. - Sponsored ADR Preferred                          2,120,802
                                                                                              -----------
                             TOTAL PREFERRED STOCKS (COST $1,930,826)                           2,120,802
                                                                                              ===========
           NUMBER OF
           CONTRACTS

                    CALL OPTIONS - 1.70%
                       AIRLINES - .24%
                176          UAL Corp., 01/17/98, $80.00                                          257,400
                                                                                              -----------
                       BANKING - REGIONAL - .39%
                 24          Wells Fargo & Co., 01/17/98, $250.00                                 215,100
                 24          Wells Fargo & Co., 01/17/98, $260.00                                 193,200
                                                                                              -----------
                                                                                                  408,300
                                                                                              -----------
                       BROADCASTING SERVICE/PROGRAMMING - .04%
                 44          Grupo Televisa S.A.- Sponsored GDR, 01/17/98, $30.00                  37,950
                                                                                              -----------

The accompanying notes are an integral part of these financial statements.

TROON PARTNERS, L.P.

--------------------------------------------------------------------------------

                                                                                          DECEMBER 31, 1997
           NUMBER OF                                                                         MARKET VALUE
           CONTRACTS
                    CALL OPTIONS - (CONTINUED)
                       CABLE TV - .28%
                176          HSN, Inc., 01/17/98, $35.00                                      $   297,000
                                                                                              -----------
                       COMMERCIAL SERVICES - .12%
                 88          Cendant Corp., 01/17/98, $20.00                                      124,300
                                                                                              -----------
                       COMPUTER SOFTWARE - .09%
                 45          Microsoft Corp., 01/17/98, $110.00                                    97,875
                                                                                              -----------
                       FINANCE - CREDIT CARDS - .03%
                 39          American Express Co., 01/17/98, $80.00                                35,588
                                                                                              -----------
                       MEDICAL - DRUGS - .16%
                 96          Pfizer, Inc., 01/17/98, $60.00                                       142,800
                 24          Pfizer, Inc., 01/17/98, $65.00                                        24,000
                                                                                              -----------
                                                                                                  166,800
                                                                                              -----------
                       REAL ESTATE INVESTMENT TRUST - HOTEL/RESTAURANT - .25%
                 88          Starwood Lodging Trust, 01/17/98, $50.00                              69,300
                154          Starwood Lodging Trust, 02/21/98, $45.00                             196,350
                                                                                              -----------
                                                                                                  265,650
                                                                                              -----------
                       RETAIL - RESTAURANTS - .10%
                132          McDonald's Corp., 01/17/98, $40.00                                   102,300
                                                                                              -----------
                             TOTAL CALL OPTIONS (COST $1,311,665)                               1,793,163
                                                                                              ===========
                    PUT OPTIONS - .26%
                       ATHLETIC FOOTWEAR - .05%
                 88          Nike, Inc., 01/17/98, $45.00                                          50,600
                                                                                              -----------

The accompanying notes are an integral part of these financial statements.

TROON PARTNERS, L.P.

--------------------------------------------------------------------------------

                                                                                          DECEMBER 31, 1997
           NUMBER OF                                                                         MARKET VALUE
           CONTRACTS
                    PUT OPTIONS - (CONTINUED)
                       COMPUTER SOFTWARE - .02%
                 18          Avant! Corp., 01/17/98, $25.00                                  $     15,300
                                                                                             ------------
                       ELECTRONIC COMPONENTS - SEMICONDUCTORS - .02%
                 44          Intel Corp., 01/17/98, $75.00                                         24,750
                                                                                             ------------
                       OIL COMPANIES - INTEGRATED - .02%
                 44          Texaco, Inc., 01/17/98, $60.00                                        23,650
                                                                                             ------------
                       OIL & GAS DRILLING - .03%
                 44          Diamond Offshore Drilling, Inc., 01/17/98, $50.00                     12,377
                 44          Rowan Companies, Inc., 01/17/98, $35.00                               20,350
                                                                                             ------------
                                                                                                   32,727
                                                                                             ------------
                       STOCK INDEX - .12%
                374          S&P 100 Index, 01/17/98, $440.00                                     121,550
                                                                                             ------------
                             TOTAL PUT OPTIONS (COST $566,887)                                    268,577
                                                                                             ============
                             TOTAL INVESTMENTS (COST $80,394,542) - 103.01%                   108,573,401
                                                                                             ============
                             OTHER ASSETS, LESS LIABILITIES - (3.01%)                          (3,174,540)
                                                                                             ------------
                             NET ASSETS - 100.00%                                            $105,398,861
                                                                                             ============

(a) Partially held in a pledged account by the Custodian as collateral for borrowings.
*     Non-income Producing Security

The accompanying notes are an integral part of these financial statements.

                              TROON PARTNERS, L.P.

                              FINANCIAL STATEMENTS

                       WITH REPORT OF INDEPENDENT AUDITORS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                              TROON PARTNERS, L.P.

                              FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                    CONTENTS

Report of Independent Auditors............................................... 1
Statement of Assets, Liabilities and Partners' Capital....................... 2
Statement of Operations...................................................... 3
Statement of Changes in Partners' Capital - Net Assets....................... 4
Notes to Financial Statements................................................ 5
Schedule of Portfolio Investments............................................14

                          [LETTERHEAD OF ERNST & YOUNG]

                         REPORT OF INDEPENDENT AUDITORS

To the Partners of
Troon Partners, L.P.

We have audited the accompanying statement of assets, liabilities and partners' capital of Troon Partners, L.P., including the schedule of portfolio investments, as of December 31, 1998, and the related statement of operations for the year then ended, and the statement of changes in partners' capital - net assets for the year then ended and for the period from February 27, 1997 (commencement of operations) to December 31, 1997. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1998, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Troon Partners, L.P. at December 31, 1998, the results of its operations for the year then ended, and the changes in its partners' capital - net assets for the year then ended and for the period from February 27, 1997 to December 31, 1997, in conformity with generally accepted accounting principles.

                                                           /s/ ERNST & YOUNG LLP

New York, New York
February 12, 1999

TROON PARTNERS, L.P.

STATEMENT OF ASSETS, LIABILITIES AND PARTNERS' CAPITAL (IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                    DECEMBER 31, 1998
ASSETS

Investments in securities, at market (identified cost - $136,451)        $ 217,559
Due from broker                                                                659
Dividends receivable                                                           303
Organizational costs (net of accumulated amortization of $88)                  148
Other assets                                                                    40
                                                                        -----------
       TOTAL ASSETS                                                        218,709
                                                                        -----------
LIABILITIES

Loan payable                                                                 2,051
Loan interest payable                                                            7
Withdrawals payable                                                         13,262
Management fee payable                                                         152
Accrued expenses                                                               265
                                                                        -----------
       TOTAL LIABILITIES                                                    15,737
                                                                        -----------
             NET ASSETS                                                  $ 202,972
                                                                        ===========

PARTNERS' CAPITAL - NET ASSETS

Represented by:
Capital contributions - net                                              $ 122,746
Accumulated net investment loss                                               (807)
Accumulated net realized loss on investments                                   (74)
Accumulated net unrealized appreciation on investments                      81,107
                                                                        -----------
       PARTNERS' CAPITAL - NET ASSETS                                    $ 202,972
                                                                        ===========

The accompanying notes are an integral part of these financial statements.

TROON PARTNERS, L.P.

STATEMENT OF OPERATIONS (IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                                 YEAR ENDED
                                                                              DECEMBER 31, 1998
INVESTMENT INCOME
    Dividends                                                                   $    1,827
    Interest                                                                            58
                                                                                ----------
                                                                                     1,885
                                                                                ----------
EXPENSES
    OPERATING EXPENSES:
       Management fee                                                                1,514
       Professional fees                                                               260
       Administration fees                                                             218
       Custodian fees                                                                  118
       Amortization of organizational costs                                             47
       Insurance expense                                                                29
       Individual General Partners' fees and expenses                                   25
       Miscellaneous                                                                    21
                                                                                ----------
          TOTAL OPERATING EXPENSES                                                   2,232

       Interest expense                                                                115
                                                                                ----------
          TOTAL EXPENSES                                                             2,347
                                                                                ----------
          NET INVESTMENT LOSS                                                         (462)
                                                                                ----------

REALIZED AND UNREALIZED GAIN ON INVESTMENTS
    REALIZED GAIN (LOSS) ON INVESTMENTS:
       Investment securities                                                         7,189
       Purchased options                                                            (7,561)
       Written options                                                                   9
       Short sales                                                                     (76)
                                                                                ----------
          NET REALIZED LOSS ON INVESTMENTS                                            (439)
                                                                                ----------
    NET CHANGE IN UNREALIZED APPRECIATION ON INVESTMENTS                            52,928
                                                                                ----------
          NET REALIZED AND UNREALIZED GAIN                                          52,489
                                                                                ----------
          INCREASE IN PARTNERS' CAPITAL DERIVED FROM INVESTMENT ACTIVITIES      $   52,027
                                                                                ==========

The accompanying notes are an integral part of these financial statements.

TROON PARTNERS, L.P.

STATEMENT OF CHANGES IN PARTNERS' CAPITAL - NET ASSETS (IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                              PERIOD FROM
                                                                            FEBRUARY 27, 1996
                                                                            (COMMENCEMENT OF
                                                     YEAR ENDED              OPERATIONS) TO
                                                  DECEMBER 31, 1998         DECEMBER 31, 1997
FROM INVESTMENT ACTIVITIES
    Net investment loss                              $    (462)                 $    (345)
    Net realized gain (loss) on investments               (439)                       365
    Net change in unrealized appreciation on
       investments                                      52,928                     28,179
                                                     ---------                  ---------
       INCREASE IN PARTNERS' CAPITAL DERIVED
            FROM INVESTMENT ACTIVITIES                  52,027                     28,199

PARTNERS' CAPITAL TRANSACTIONS
    Capital contributions                               64,460                     77,250
    Syndication costs                                       (0)                       (50)
    Capital withdrawals - General Partner               (5,939)                        (0)
    Capital withdrawals - Limited Partners             (12,975)                        (0)
                                                     ---------                  ---------
       INCREASE IN PARTNERS' CAPITAL
            DERIVED FROM CAPITAL TRANSACTIONS           45,546                     77,200
       PARTNERS' CAPITAL AT BEGINNING OF PERIOD        105,399                          0
                                                     ---------                  ---------
       PARTNERS' CAPITAL AT END OF PERIOD            $ 202,972                  $ 105,399
                                                     =========                  =========

The accompanying notes are an integral part of these financial statements.

TROON PARTNERS, L.P.

NOTES TO FINANCIAL STATEMENT - DECEMBER 31, 1998
--------------------------------------------------------------------------------

      1.    ORGANIZATION

            Troon Partners, L.P. (the "Partnership") was organized under the Delaware Revised Uniform Limited Partnership Act on December 12, 1996. The Partnership is registered under the Investment Company Act of 1940 (the "Act") as a closed-end, non-diversified management investment company. The Partnership will operate until December 31, 2021 unless further extended or sooner terminated as provided for in the Limited Partnership Agreement dated December 19, 1996, as amended October 29, 1997. The Partnership's investment objective is to seek long-term capital appreciation. The Partnership pursues this objective by investing principally in equity securities of publicly traded U.S. companies. The Partnership may also invest in equity securities of foreign issuers, bonds, options and other fixed-income securities of U.S. issuers.

            There are four "Individual General Partners" and a "Manager." The Manager is Troon Management, L.L.C. which is a joint venture between CIBC Oppenheimer Corp. (formerly Oppenheimer & Co., Inc.) and Mark Asset Management Corporation ("MAMC"). Investment professionals at MAMC manage the Partnership's investment portfolio on behalf of the Manager under CIBC Oppenheimer Corp.'s ("CIBC Opco") supervision.

            The acceptance of initial and additional contributions is subject to approval by the Manager. The Partnership may from time to time offer to repurchase interests pursuant to written tenders by Partners. Such repurchases will be made at such times and on such terms as may be determined by the Individual General Partners, in their complete and exclusive discretion. The Manager expects that generally it will recommend to the Individual General Partners that the Partnership repurchase interests from Partners once in each year effective as of the end of each such year.

      2.    SIGNIFICANT ACCOUNTING POLICIES

            The preparation of financial statements in conformity with generally accepted accounting principles requires the Manager to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The Manager believes that the estimates utilized in preparing the Partnership's financial statements are reasonable and prudent; however, actual results could differ from these estimates.

TROON PARTNERS, L.P.

--------------------------------------------------------------------------------

      2.    SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                  A.    PORTFOLIO VALUATION

                  Securities transactions, including related revenue and expenses, are recorded on a trade-date basis and dividends are recorded on an ex-dividend date basis. Interest income is recorded on the accrual basis.

                  Domestic exchange traded or NASDAQ listed equity securities will be valued at their last composite sale prices as reported on the exchanges where such securities are traded. If no sales of such securities are reported on a particular day, the securities will be valued based upon their composite bid prices for securities held long, or their composite ask prices for securities held short, as reported by such exchanges. Securities traded on a foreign securities exchange will be valued at their last sale prices on the exchange where such securities are primarily traded, or in the absence of a reported sale on a particular day, at their bid prices (in the case of securities held long) or ask prices (in the case of securities held short) as reported by such exchange. Listed options will be valued using last sales prices as reported by the exchange with the highest reported daily volume for such options or, in the absence of any sales on a particular day, at their bid prices as reported by the exchange with the highest volume on the last day a trade was reported. Other securities for which market quotations are readily available will be valued at their bid prices (or ask prices in the case of securities held short) as obtained from one or more dealers making markets for such securities. If market quotations are not readily available, securities and other assets will be valued at fair value as determined in good faith by, or under the supervision of, the Individual General Partners.

                  Debt securities will be valued in accordance with the procedures described above, which with respect to such securities may include the use of valuations furnished by a pricing service which employs a matrix to determine valuation for normal institutional size trading units. The Individual General Partners will periodically monitor the reasonableness of valuations provided by any such pricing service. Debt securities with remaining maturities of 60 days or less will, absent unusual circumstances, be valued at amortized cost, so long as such valuation is determined by the Individual General Partners to represent fair value.

                  All assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars using foreign exchange rates provided by a pricing service compiled as of 4:00 p.m. London time. Trading in foreign securities generally is completed, and the values of such securities are determined, prior to the close of securities

TROON PARTNERS, L.P.

NOTES TO FINANCIAL STATEMENT - DECEMBER 31, 1998
--------------------------------------------------------------------------------

      2.    SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                  A.    PORTFOLIO VALUATION (CONTINUED)

                  markets in the U.S. Foreign exchange rates are also determined prior to such close. On occasion, the values of such securities and exchange rates may be affected by events occurring between the time such values or exchange rates are determined and the time that the net asset value of the Partnership is determined. When such events materially affect the values of securities held by the Partnership or its liabilities, such securities and liabilities will be valued at fair value as determined in good faith by, or under the supervision of, the Individual General Partners.

                  B.    PARTNERSHIP EXPENSES

                  The expenses incurred by the Partnership in connection with its organization, which were $236,274, are being amortized over a 60 month period beginning with the commencement of operations, February 27, 1997.

                  Syndication costs totaling $50,000 related to the Partnership's initial offering were charged directly to the capital accounts of the limited partners of record as of April 30, 1997.

                  C.    INCOME TAXES

                  No Federal, state or local income taxes will be provided on the profits of the Partnership since the partners are individually liable for their share of the Partnership's income.

      3.    MANAGEMENT FEE, RELATED PARTY TRANSACTIONS AND OTHER

            CIBC Opco provides certain management and administrative services to the Partnership including, among other things, providing office space and other support services to the Partnership. In exchange for such services, the Partnership pays CIBC Opco a monthly management fee of .08333% (1% on an annualized basis) of the Partnership's net assets determined as of the beginning of the month, excluding assets attributable to the Manager's capital account.

            During the period ended December 31, 1998, CIBC Opco earned $16,304 in brokerage commissions from portfolio transactions executed on behalf of the Partnership.

TROON PARTNERS, L.P.

--------------------------------------------------------------------------------

      3.    MANAGEMENT FEE, RELATED PARTY TRANSACTIONS AND OTHER (CONTINUED)

            At the end of the twelve month period following the admission of a limited partner to the Partnership, and generally at the end of each fiscal year thereafter, the Manager is entitled to an incentive allocation of 20% of net profits, if any, that have been credited to the capital account of such limited partner during such period. The incentive allocation will be charged to a limited partner only to the extent that cumulative net profits with respect to such limited partner through the close of any period exceeds the highest level of cumulative net profits with respect to such limited partner through the close of any prior period. During the Year Ended December 31, 1998, incentive allocations to the Manager were $13,715,650.

            Each Independent Individual General Partner who is not an "interested person" of the Partnership, as defined by the Act, receives an annual retainer of $5,000 plus a fee for each meeting attended. Any Individual General Partner who is an "interested person" does not receive any annual or other fees from the Partnership. All Individual General Partners are reimbursed by the Partnership for all reasonable out-of-pocket expenses incurred by them in performing their duties. For the Year Ended December 31, 1998, fees paid to the Individual General Partners (including meeting fees and the annual retainer) and expenses totaled $25,015. One Individual General Partner is an "interested person" of the Partnership.

            The Chase Manhattan Bank serves as Custodian of the Partnership's assets.

            PFPC Inc. serves as Administrator and Accounting Agent to the Partnership, and in that capacity provides certain accounting, recordkeeping, tax and investor related services.

      4.    SECURITIES TRANSACTIONS

            Aggregate purchases and sales of investment securities, excluding short-term securities, for the Year Ended December 31, 1998, amounted to $161,205,235 and $112,888,582, respectively.

            At December 31, 1998, the cost of investments for Federal income tax purposes was substantially the same as the cost for financial reporting purposes. At December 31, 1998, accumulated net unrealized appreciation on investments was $81,107,090, consisting of $91,395,674 gross unrealized appreciation and $10,288,584 gross unrealized depreciation.

TROON PARTNERS, L.P.

--------------------------------------------------------------------------------

      4.    SECURITIES TRANSACTIONS (CONTINUED)

            Due from broker primarily represents receivables and payables from unsettled security trades.

      5.    SHORT-TERM BORROWINGS

            The Partnership has the ability to trade on margin and, in that connection, borrow funds from brokers and banks for investment purposes. Trading in equity securities on margin involves an initial cash requirement representing at least 50% of the underlying security's value with respect to transactions in U.S. markets and varying percentages with respect to transactions in foreign markets. The Act requires the Partnership to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the Partnership incurs the indebtedness. The Partnership pays interest on outstanding margin borrowings at an annualized rate of LIBOR plus .875%. The Partnership pledges securities as collateral for the margin borrowings, which are maintained in a segregated account held by the Custodian. As of December 31, 1998, the Partnership had outstanding margin borrowings of $2,050,934. For the year ended December 31 1998, the average daily amount of such borrowings was $1,654,100.

      6. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK OR CONCENTRATIONS OF CREDIT RISK

            In the normal course of business, the Partnership may trade various financial instruments and enter into various investment activities with off-balance sheet risk. These financial instruments include forward and futures contracts, options and sales of securities not yet purchased. Generally, these financial instruments represent future commitments to purchase or sell other financial instruments at specific terms at specified future dates. Each of these financial instruments contains varying degrees of off-balance sheet risk whereby changes in the market value of the securities underlying the financial instruments may be in excess of the amounts recognized in the statement of assets, liabilities and partners' capital.

            The risk associated with purchasing an option is that the Partnership pays a premium whether or not the option is exercised. Additionally, the Partnership bears the risk of loss of premium and change in market value should the counterparty not perform under the contract. Put and call options purchased are accounted for in the same manner as investment securities.

TROON PARTNERS, L.P.

--------------------------------------------------------------------------------

      6. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK OR CONCENTRATIONS OF CREDIT RISK (CONTINUED)

            Transactions in purchased options were as follows:

                                                     CALL OPTIONS                        PUT OPTIONS
                                            ------------------------------      -------------------------------
                                               NUMBER                             NUMBER
                                            OF CONTRACTS          COST          OF CONTRACTS           COST
                                            ------------          ----          ------------           ----
              Beginning balance                    1,110      $  1,311,665               656       $    566,887
              Options purchased                   41,548        42,104,553            39,209         40,647,368
              Options closed                     (40,188)      (41,205,313)          (35,686)       (37,627,814)
              Expired options                       (984)         (703,448)           (3,171)        (2,664,397)
                                            ------------      ------------      ------------       ------------
              Options outstanding at
                December 31, 1998                  1,486      $  1,507,457             1,008       $    922,044
                                            ============      ============      ============       ============

            When the Partnership writes an option, the premium received by the Partnership is recorded as a liability and is subsequently adjusted to the current market value of the option written. If a call option is exercised, the premium is added to the proceeds from the sale of the underlying security or currency in determining whether the Partnership has realized a gain or loss. In writing an option, the Partnership bears the market risk of an unfavorable change in the price of the security or currency underlying the written option.

            Exercise of an option written by the Partnership could result in the Partnership selling or buying a security or currency at a price different from the current market value.

            Transactions in written options were as follows:

                                                                            CALL OPTIONS
                                                                ------------------------------------
                                                                NUMBER OF                  AMOUNT OF
                                                                CONTRACTS                   PREMIUM
                                                                ---------                   -------
         Beginning balance                                             0                    $      0
         Options written                                             134                     123,110
         Options closed                                             (134)                   (123,110)
         Expired options                                              (0)                         (0
                                                                --------                    --------
         Options outstanding at
            December 31, 1998                                          0                    $      0
                                                                ========                    ========

TROON PARTNERS, L.P.

--------------------------------------------------------------------------------

      7.    FINANCIAL INSTRUMENTS HELD OR ISSUED FOR TRADING PURPOSES

            The Partnership maintains positions in a variety of financial instruments. The following table summarizes the components of net realized and unrealized gains from investment transactions:

                                                       NET GAINS / (LOSSES)
                                                        FOR THE YEAR ENDED
                                                         DECEMBER 31, 1998
                                                         -----------------

            Equity securities                               $59,767,130
            Equity short sales                                  (76,330)
            Equity options                                   (2,003,257)
            Equity index options                             (5,207,528)
            Written options                                       8,799
                                                            -----------
                                                            $52,488,814
                                                            ===========

            The following table presents the market values of derivative financial instruments and the average market values of those instruments:

                                                           AVERAGE MARKET VALUE
                                       MARKET VALUE AT      FOR THE YEAR ENDED
                                      DECEMBER 31, 1998      DECEMBER 31, 1998
                                      -----------------    --------------------

            ASSETS:
              Equity options               $2,915,804             $2,413,209
              Equity index options             47,292                764,436

            Average market values presented above are based upon month-end market values during the Year Ended December 31, 1998.

TROON PARTNERS, L.P.

--------------------------------------------------------------------------------

      8.    SELECTED FINANCIAL RATIOS AND OTHER SUPPLEMENTAL INFORMATION

            The following represents the ratios to average net assets and other supplemental information for the year indicated:

                                                                                          FEBRUARY 27,  1997
                                                                                            COMMENCEMENT OF
                                                                        YEAR ENDED           OPERATIONS) TO
                                                                    DECEMBER 31,  1998      DECEMBER 31, 1997
                                                                    ------------  ----      -----------------
            Ratio of net investment loss to average net assets            (0.30%)                (0.49%)*
            Ratio of operating expenses to average net assets              1.43%                   1.73%*
            Ratio of interest expense to average net assets                0.07%                   0.07%*
            Portfolio turnover rate                                       72.00%                  58.73%
            Average commission rate paid                                $0.0616 **              $0.0566 **
            Total return                                                  37.34% ***              37.60%***
            Average debt ratio                                             1.06%                   1.06%

            *     Annualized.
            ** Average commission rate paid on purchases and sales of investment securities held long.
            *** Total return assumes a purchase of a Limited Partnership interest in the Partnership on the first day and a sale of the Partnership interest on the last day of the period noted, before incentive allocation to the Manager, if any. Total returns for a period of less than a full year are not annualized.

      9.    SUBSEQUENT EVENT

            On January 1, 1999, the Partnership received additional Limited Partner capital contributions of approximately $11,405,000.

      10.   YEAR 2000 (UNAUDITED)

            Like other investment companies, financial and business organizations around the world, the Partnership could be adversely affected if the computer systems it uses and those used by the Partnership's brokers and other major service providers do not properly process and calculate date-related information and data from and after

TROON PARTNERS, L.P.

NOTES TO FINANCIAL STATEMENT - DECEMBER 31, 1998
--------------------------------------------------------------------------------

      10.   YEAR 2000 (UNAUDITED) (CONTINUED)

            January 1, 2000. This is commonly known as the "Year 2000 Issue."

            The Partnership has assessed its computer systems and the systems compliance issues of its brokers and other major service providers. The Partnership has taken steps that it believes are reasonably designed to address the Year 2000 Issue with respect to the computer systems it uses and has obtained satisfactory assurances that comparable steps are being taken by its brokers and other major service providers. At this time, however, there can be no assurance that these steps will be sufficient to address all Year 2000 Issues. The inability of the Partnership or its third party providers to timely complete all necessary procedures to address the Year 2000 Issue could have a material adverse effect on the Partnership's operations. Management will continue to monitor the status of and its exposure to this issue. For the Year Ended December 31, 1998, the Partnership incurred no Year 2000 related expenses, and it does not expect to incur significant Year 2000 expenses in the future.

            The Partnership intends to develop contingency plans intended to ensure that third party non-compliance will not materially affect the Partnership's operations.

TROON PARTNERS, L.P.

SCHEDULE OF PORTFOLIO INVESTMENTS
--------------------------------------------------------------------------------

                                                                                                           DECEMBER 31, 1998
           SHARES                                                                                             MARKET VALUE
                  COMMON STOCKS - 105.02%
                     AGRICULTURAL BIOTECH - 1.48%
           63,098       Monsanto Co.                                                                          $   2,997,155
                                                                                                              -------------
                     AIRLINES - 1.26%
            8,200       AMR Corp.                                                                                   486,875
           34,562       UAL Corp.                                                                                 2,062,937
                                                                                                              -------------
                                                                                                                  2,549,812
                                                                                                              -------------
                     ATHLETIC FOOTWEAR - 0.07%
            3,460       Nike, Inc.                                                                                  140,348
                                                                                                              -------------
                     BEVERAGES-NON-ALCOHOLIC - 0.27%
           41,060       Coca-Cola Femsa S.A., Sponsored ADR                                                         544,045
                                                                                                              -------------
                     BROADCASTING SERVICE/PROGRAMMING - 8.93%
          129,609       Fox Entertainment Group, Inc., Class A*                                                   3,256,426
           28,896       Grupo Televisa S.A., Sponsored  GDR                                                         713,384
           52,484       TCI Satellite Entertainment, Inc., Class A*                                                  75,472
          276,008       Tele-Communications, Inc., Liberty Media Group, Series A*                                12,713,757
           57,775       United Video Satellite Group, Inc., Class A*                                              1,364,934
                                                                                                              -------------
                                                                                                                 18,123,973
                                                                                                              -------------
                     BUILDING - RESIDENTIAL/COMMERCIAL - 0.84%
           67,918       Lennar Corp.                                                                              1,714,929
                                                                                                              -------------
                     CABLE TV - 17.81%
          143,272       Cablevision Systems Corp., Class A*                                                       7,181,509
          106,645       Comcast Corp., Class A                                                                    6,125,476
          153,877       Comcast Corp., Special Class A                                                            9,030,733
           26,870       MediaOne Group, Inc. *                                                                    1,262,890
          226,779       Tele-Communications, Inc., TCI Group, Series A*                                          12,543,827
                                                                                                              -------------
                                                                                                                 36,144,435
                                                                                                              -------------

The accompanying notes are an integral part of these financial statements.

TROON PARTNERS, L.P.

--------------------------------------------------------------------------------

                                                                                                           DECEMBER 31, 1998
           SHARES                                                                                             MARKET VALUE
                  COMMON STOCKS - (CONTINUED)
                     CASINO HOTELS - 0.98%
          133,569       Mirage Resorts, Inc.*                                                                 $   1,995,254
                                                                                                              -------------
                     CATALOG AND MAIL ORDER HOUSES - 3.49%
          213,957       USA Networks, Inc.*                                                                       7,087,326
                                                                                                              -------------
                     CELLULAR TELECOMMUNICATIONS - 0.20%
           17,834       Sprint PCS *                                                                                412,411
                                                                                                              -------------
                     COMMERCIAL SERVICES - 1.74%
          116,821       Cendant Corp.*                                                                            2,256,164
           35,254       Iron Mountain, Inc.*                                                                      1,271,365
                                                                                                              -------------
                                                                                                                  3,527,529
                                                                                                              -------------
                     COMMERCIAL SERVICES - FINANCE - 0.13%
           56,298       Crescent Operating, Inc.*                                                                   267,416
                                                                                                              -------------
                     COMPUTER SOFTWARE - 7.16%
           88,074       Microsoft Corp.*                                                                         12,214,807
           64,049       SAP AG, Sponsored ADR                                                                     2,309,799
                                                                                                              -------------
                                                                                                                 14,524,606
                                                                                                              -------------
                     COMPUTERS - MICRO - 4.58%
          127,013       Dell Computer Corp.*                                                                      9,295,827
                                                                                                              -------------
                     FINANCE - CREDIT CARDS - 2.70%
           53,411       American Express Co.                                                                      5,474,628
                                                                                                              -------------
                     INTERNET CONTENT - 2.79%
           55,868       At Home Corp., Series A*                                                                  4,148,199
           11,399       Inktomi Corp. *                                                                           1,474,746
            2,100       Preview Travel, Inc. *                                                                       38,720
                                                                                                              -------------
                                                                                                                  5,661,665
                                                                                                              -------------

The accompanying notes are an integral part of these financial statements.

TROON PARTNERS, L.P.

--------------------------------------------------------------------------------

                                                                                                           DECEMBER 31, 1998
           SHARES                                                                                             MARKET VALUE
                  COMMON STOCKS - (CONTINUED)
                     INTERNET SOFTWARE - 1.63%
            3,254       Excite, Inc. *                                                                        $     136,873
           13,343       Yahoo!, Inc.*                                                                             3,161,464
                                                                                                              -------------
                                                                                                                  3,298,337
                                                                                                              -------------
                     INVESTMENT COMPANIES - 2.06%
          177,775       Tele-Communications, Inc., TCI Ventures Group, Series A*                                  4,188,912
                                                                                                              -------------
                     LEISURE & RECREATION/GAMING - 0.27%
          107,257       AMF Bowling, Inc.*                                                                          549,692
                                                                                                              -------------
                     MULTIMEDIA - 10.56%
          165,143       CBS Corp.                                                                                 5,418,837
          142,962       Cox Communications, Inc., Class A*                           (a)                          9,882,248
           53,042       News Corp., Ltd., Sponsored ADR                                                           1,402,325
           76,344       Time Warner, Inc.                                                                         4,738,138
                                                                                                              -------------
                                                                                                                 21,441,548
                                                                                                              -------------
                     MUSIC CLUBS - 3.17%
          117,209       SFX Entertainment, Inc., Class A*                                                         6,431,844
                                                                                                              -------------
                     OIL & GAS DRILLING - 0.17%
           16,837       ENSCO International, Inc.                                                                   179,954
            8,753       Rowan Companies, Inc.                                                                        86,436
            2,974       Transocean Offshore, Inc.                                                                    79,742
                                                                                                              -------------
                                                                                                                    346,132
                                                                                                              -------------
                     RADIO - 6.33%
           58,365       Chancellor Media Corp.*                                                                   2,794,224
           70,209       Clear Channel Communications, Inc.*                                                       3,826,391
           23,345       Group Radio Centro SA, Sponsored ADR                                                        125,479
           18,549       Heftel Broadcasting Corp., Class A*                                                         913,538
          166,408       Infinity Broadcasting Corp., Class A *                                                    4,555,419
            9,778       Jacor Communications, Inc. *                                                                629,459
                                                                                                              -------------
                                                                                                                 12,844,510
                                                                                                              -------------

The accompanying notes are an integral part of these financial statements.

TROON PARTNERS, L.P.

--------------------------------------------------------------------------------

                                                                                                           DECEMBER 31, 1998
           SHARES                                                                                             MARKET VALUE
                  COMMON STOCKS - (CONTINUED)
                     REAL ESTATE DEVELOPMENT - 0.80%
           73,497       TrizecHahn Corp.                                                                      $   1,506,688
           13,954       Vornado Operating, Inc. *                                                                   112,511
                                                                                                              -------------
                                                                                                                  1,619,199
                                                                                                              -------------
                     REAL ESTATE INVESTMENT TRUST - DIVERSIFIED - 0.02%
              559       Alexander's, Inc.*                                                                           43,707
                                                                                                              -------------
                     REAL ESTATE INVESTMENT TRUST - HOTEL/RESTAURANT - 2.98%
           20,766       Crestline Capital Corp.                                                                     303,703
          207,669       Host Marriott Corp.                                                                       2,868,532
          126,485       Starwood Hotels & Resorts Worldwide, Inc.                                                 2,869,691
                                                                                                              -------------
                                                                                                                  6,041,926
                                                                                                              -------------
                     REAL ESTATE INVESTMENT TRUST - OFFICE PROPERTY - 3.86%
          166,143       Boston Properties, Inc.                                                                   5,067,362
           18,924       Cornerstone Properties, Inc.                                                                295,687
          107,239       Crescent Real Estate Equities Co.                                                         2,466,497
                                                                                                              -------------
                                                                                                                  7,829,546
                                                                                                              -------------
                     REAL ESTATE INVESTMENT TRUST - SHOPPING CENTERS - 2.95%
          178,684       Vornado Realty Trust                                                                      5,985,914
                                                                                                              -------------
                     RETAIL - APPAREL / SHOES - 1.25%
           45,048       Gap, Inc.                                                                                 2,528,319
                                                                                                              -------------
                     RETAIL - DISCOUNT - 0.38%
            9,460       Wal-Mart Stores, Inc.                                                                       770,403
                                                                                                              -------------
                     RETAIL - INTERNET - 6.78%
           32,504       Amazon.com, Inc.*                                                                        10,441,910
            6,415       eBay, Inc. *                                                                              1,547,619
           31,819       Ticketmaster Online-CitySearch, Inc. *                                                    1,781,864
                                                                                                              -------------
                                                                                                                 13,771,393
                                                                                                              -------------

The accompanying notes are an integral part of these financial statements.

TROON PARTNERS, L.P.

--------------------------------------------------------------------------------

                                                                                                           DECEMBER 31, 1998
           SHARES                                                                                             MARKET VALUE
                     RETAIL - RESTAURANTS - 2.65%
           70,121       McDonald's Corp.                                                                      $   5,386,204
                                                                                                              -------------
                     SATELLITE TELECOMMUNICATIONS - 1.10%
            9,933       EchoStar Communications Corp. *                                                             480,509
           98,439       Loral Space & Communications, Ltd.*                                                       1,753,494
                                                                                                              -------------
                                                                                                                  2,234,003
                                                                                                              -------------
                     TELECOMMUNICATIONS EQUIPMENT - 0.81%
           48,511       General Instrument Corp.*                                                                 1,646,366
                                                                                                              -------------
                     TELEPHONE - LONG DISTANCE - 2.82%
            6,430       AT&T Corp.                                                                                  487,073
           73,086       MCI WorldCom, Inc.*                                                                       5,243,920
                                                                                                              -------------
                                                                                                                  5,730,993
                                                                                                              -------------
                        TOTAL COMMON STOCKS (COST $132,966,631)                                                 213,150,307
                                                                                                              =============
                  PREFERRED STOCKS - 0.71%
                     MULTIMEDIA - 0.71%
           58,536       News Corp., Ltd., Sponsored ADR, Preferred                                                1,445,137
                                                                                                              -------------
                        TOTAL PREFERRED STOCKS (COST $1,055,318)                                                  1,445,137
                                                                                                              =============
          NUMBER OF
          CONTRACTS
                  CALL OPTIONS - 1.41%
                     CABLE TV - 0.44%
              350       Tele-Communications, Inc., TCI Group, 01/16/99, $30.00                                      892,500
                                                                                                              -------------
                     REAL ESTATE INVESTMENT TRUST - HOTEL/RESTAURANT - 0.10%
              284       Starwood Hotels & Resorts Wrldwd, Inc., 02/20/99, $20.00                                     99,400
              168       Starwood Hotels & Resorts Wrldwd, Inc., 05/22/99, $17.50                                    102,900
                                                                                                              -------------
                                                                                                                    202,300
                                                                                                              -------------

The accompanying notes are an integral part of these financial statements.

TROON PARTNERS, L.P.

--------------------------------------------------------------------------------

                                                                                                          DECEMBER 31, 1998
         NUMBER OF                                                                                           MARKET VALUE
         CONTRACTS
                  CALL OPTIONS - (CONTINUED)
                     TELEPHONE - LONG DISTANCE - 0.87%
              642       AT&T Corp., 1/16/99, $50.00                                                           $   1,701,300
               42       AT&T Corp., 1/16/99, $60.00                                                                  68,250
                                                                                                              -------------
                                                                                                                  1,769,550
                                                                                                              -------------
                        TOTAL CALL OPTIONS (COST $1,507,457)                                                      2,864,350
                                                                                                              =============
                  PUT OPTIONS - 0.05%
                     RETAIL - TOY STORE - 0.01%
               42       Toys "R" Us, Inc., 1/16/99, $22.50                                                           23,100
                                                                                                              -------------
                     RETAIL - BOOKSTORE - 0.02%
               42       Barnes & Noble, Inc., 1/16/99, $35.00                                                         1,315
               42       Borders Group, Inc., 1/16/99, $25.00                                                          5,514
               42       Borders Group, Inc., 1/16/99, $30.00                                                         21,525
                                                                                                              -------------
                                                                                                                     28,354
                                                                                                              -------------
                     STOCK INDEX - 0.02%
              840       S&P 100 Index, 1/16/99, $540.00                                                              47,292
                                                                                                              -------------
                        TOTAL PUT OPTIONS (COST $922,044)                                                            98,746
                                                                                                              =============
                        TOTAL INVESTMENTS (COST $136,451,450) - 107.19%                                         217,558,540
                                                                                                              =============
                        OTHER ASSETS, LESS LIABILITIES - (7.19%)                                                (14,587,025)
                                                                                                              -------------
                        NET ASSETS - 100.00%                                                                  $ 202,971,515
                                                                                                              =============

(a) Partially held in a pledged account by the Custodian as collateral for borrowings.
*     Non-income Producing Security.

The accompanying notes are an integral part of these financial statements.

                              TROON PARTNERS, L.P.

                              FINANCIAL STATEMENTS

                            FOR THE SIX MONTHS ENDED
                                 JUNE 30, 1999
                                  (UNAUDITED)

                              TROON PARTNERS, L.P.

                              FINANCIAL STATEMENTS

                            FOR THE SIX MONTHS ENDED
                                 JUNE 30, 1999

                                  (UNAUDITED)

                                    CONTENTS

Statement of Assets, Liabilities and Partners' Capital........................1
Statement of Operations.......................................................2
Statement of Changes in Partners' Capital - Net Assets........................3
Notes to Financial Statements ................................................4
Schedule of Portfolio Investments ...........................................11

TROON PARTNERS, L.P.

STATEMENT OF ASSETS, LIABILITIES AND PARTNERS' CAPITAL (IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                         JUNE 30, 1999
                                                                           (UNAUDITED)
ASSETS

Investments in securities, at market (identified cost - $200,782)            $ 335,049
Dividends receivable                                                               249
Organizational costs (net of accumulated amortization of $112)                     124
Other assets                                                                        36
                                                                             ---------
       TOTAL ASSETS                                                            335,458
                                                                             ---------
LIABILITIES

Due to broker                                                                      532
Loan payable                                                                     5,473
Loan interest payable                                                               17
Management fee payable                                                             243
Accrued expenses                                                                   298
                                                                             ---------
       TOTAL LIABILITIES                                                         6,563
                                                                             ---------
             NET ASSETS                                                      $ 328,895
                                                                             =========
PARTNERS' CAPITAL - NET ASSETS
Represented by:
Capital contributions - net                                                  $ 168,239
Accumulated net investment loss                                                 (1,727)
Accumulated net realized gain on investments                                    28,116
Accumulated net unrealized appreciation on investments                         134,267
                                                                             ---------
       PARTNERS' CAPITAL - NET ASSETS                                        $ 328,895
                                                                             =========

The accompanying notes are an integral part of these financial statements.

TROON PARTNERS, L.P.

STATEMENT OF OPERATIONS (IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                              SIX MONTHS ENDED
                                                                                JUNE 30, 1999
                                                                                  (UNAUDITED)
INVESTMENT INCOME
    Dividends                                                                     $    768
    Interest                                                                            55
                                                                                  --------
                                                                                       823
                                                                                  --------
EXPENSES
    OPERATING EXPENSES:
       Management fee                                                                1,277
       Administration fees                                                             159
       Professional fees                                                               129
       Custodian fees                                                                   69
       Amortization of organizational costs                                             24
       Individual General Partners' fees and expenses                                   14
       Insurance expense                                                                11
       Miscellaneous                                                                    10
                                                                                  --------
          TOTAL OPERATING EXPENSES                                                   1,693
       Interest expense                                                                 50
                                                                                  --------
          TOTAL EXPENSES                                                             1,743
                                                                                  --------
          NET INVESTMENT LOSS                                                         (920)
                                                                                  --------
REALIZED AND UNREALIZED GAIN ON INVESTMENTS
    REALIZED GAIN ON INVESTMENTS:
       Investment securities                                                        27,981
       Purchased options                                                               209
                                                                                  --------
          NET REALIZED GAIN ON INVESTMENTS                                          28,190
                                                                                  --------
    NET CHANGE IN UNREALIZED APPRECIATION ON INVESTMENTS                            53,160
                                                                                  --------
          NET REALIZED AND UNREALIZED GAIN                                          81,350
                                                                                  --------
          INCREASE IN PARTNERS' CAPITAL DERIVED FROM INVESTMENT ACTIVITIES        $ 80,430
                                                                                  ========

The accompanying notes are an integral part of these financial statements.

TROON PARTNERS, L.P.

STATEMENT OF CHANGES IN PARTNERS' CAPITAL - NET ASSETS (IN THOUSANDS)
--------------------------------------------------------------------------------

                                                   SIX MONTHS ENDED       YEAR ENDED
                                                     JUNE 30, 1999     DECEMBER 31, 1998
                                                       (UNAUDITED)
FROM INVESTMENT ACTIVITIES
    Net investment loss                                $     (920)       $    (462)
    Net realized gain (loss) on investments                28,190             (439)
    Net change in unrealized appreciation on
       investments                                         53,160           52,928
                                                       ----------        ---------
       INCREASE IN PARTNERS' CAPITAL DERIVED
            FROM INVESTMENT ACTIVITIES                     80,430           52,027

PARTNERS' CAPITAL TRANSACTIONS
    Capital contributions                                  46,791           64,460
    Capital withdrawals - General Partner                  (1,298)          (5,939)
    Capital withdrawals - Limited Partners                      0          (12,975)
                                                       ----------        ---------
       INCREASE IN PARTNERS' CAPITAL
            DERIVED FROM CAPITAL TRANSACTIONS              45,493           45,546

       PARTNERS' CAPITAL AT BEGINNING OF PERIOD           202,972          105,399
                                                       ----------        ---------
       PARTNERS' CAPITAL AT END OF PERIOD              $  328,895        $ 202,972
                                                       ==========        =========

The accompanying notes are an integral part of these financial statements.

TROON PARTNERS, L.P.

NOTES TO FINANCIAL STATEMENTS - JUNE 30, 1999 (UNAUDITED)
--------------------------------------------------------------------------------

      1.    ORGANIZATION

            Troon Partners, L.P. (the "Partnership") was organized under the Delaware Revised Uniform Limited Partnership Act on December 12, 1996. The Partnership is registered under the Investment Company Act of 1940 (the "Act") as a closed-end, non-diversified management investment company. The Partnership will operate until December 31, 2021 unless further extended or sooner terminated as provided for in the First Amended and Restated Limited Partnership Agreement dated as of February 10, 1999. The Partnership's investment objective is to seek long-term capital appreciation. The Partnership pursues this objective by investing principally in equity securities of publicly traded U.S. companies. The Partnership may also invest in equity securities of foreign issuers, bonds, options and other fixed-income securities of U.S. issuers.

            There are four "Individual General Partners", who serve as the governing board of the Partnership, and a "Manager." The Manager is Troon Management, L.L.C., whose principal members are CIBC World Markets Corp. (formerly CIBC Oppenheimer Corp.) and Mark Asset Management Corporation ("MAMC"). Investment professionals at MAMC manage the Partnership's investment portfolio on behalf of the Manager under the supervision of CIBC World Markets Corp. ("CIBC WM").

            The acceptance of initial and additional contributions is subject to approval by the Manager. The Partnership may from time to time offer to repurchase interests pursuant to written tenders by Partners. Such repurchases will be made at such times and on such terms as may be determined by the Individual General Partners, in their complete and exclusive discretion. The Manager expects that generally it will recommend to the Individual General Partners that the Partnership repurchase interests from Partners once in each year effective as of the end of each such year.

      2.    SIGNIFICANT ACCOUNTING POLICIES

            The preparation of financial statements in conformity with generally accepted accounting principles requires the Manager to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The Manager believes that the estimates utilized in preparing the Partnership's financial statements are reasonable and prudent; however, actual results could differ from these estimates.

            A.    PORTFOLIO VALUATION

            Securities transactions, including related revenue and expenses, are recorded on a trade-date basis and dividends are recorded on an ex-dividend date basis. Interest income is recorded on the accrual basis.

TROON PARTNERS, L.P.

--------------------------------------------------------------------------------

            SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

            A.    PORTFOLIO VALUATION (CONTINUED)

            Domestic exchange traded or NASDAQ listed equity securities will be valued at their last composite sale prices as reported on the exchanges where such securities are traded. If no sales of such securities are reported on a particular day, the securities will be valued based upon their composite bid prices for securities held long, or their composite asked prices for securities held short, as reported by such exchanges. Securities traded on a foreign securities exchange will be valued at their last sale prices on the exchange where such securities are primarily traded, or in the absence of a reported sale on a particular day, at their bid prices (in the case of securities held long) or asked prices (in the case of securities held short) as reported by such exchange. Listed options will be valued using last sales prices as reported by the exchange with the highest reported daily volume for such options or, in the absence of any sales on a particular day, at their bid prices as reported by the exchange with the highest volume on the last day a trade was reported. Other securities for which market quotations are readily available will be valued at their bid prices (or asked prices in the case of securities held short) as obtained from one or more dealers making markets for such securities. If market quotations are not readily available, securities and other assets will be valued at fair value as determined in good faith by, or under the supervision of, the Individual General Partners.

            Debt securities will be valued in accordance with the procedures described above, which with respect to such securities may include the use of valuations furnished by a pricing service which employs a matrix to determine valuation for normal institutional size trading units. The Individual General Partners will periodically monitor the reasonableness of valuations provided by any such pricing service. Debt securities with remaining maturities of 60 days or less will, absent unusual circumstances, be valued at amortized cost, so long as such valuation is determined by the Individual General Partners to represent fair value.

            All assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars using foreign exchange rates provided by a pricing service compiled as of 4:00 p.m. London time. Trading in foreign securities generally is completed, and the values of such securities are determined, prior to the close of securities markets in the U.S. Foreign exchange rates are also determined prior to such close. On occasion, the values of such securities and exchange rates may be affected by events occurring between the time such values or exchange rates are determined and the time that the net asset value of the Partnership is determined. When such events materially affect the values of securities held by the Partnership or its liabilities, such securities and liabilities will be valued at fair value as determined in good faith by, or under the supervision of, the Individual General Partners.

            B.    PARTNERSHIP EXPENSES

            The expenses incurred by the Partnership in connection with its organization are being amortized over a 60-month period beginning with the commencement of operations on February 27, 1997.

TROON PARTNERS, L.P.

--------------------------------------------------------------------------------

      2.    SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

            C.    INCOME TAXES

            No provision for the payment of Federal, state or local income taxes on the profits of the Partnership will be made. The Partners are individually liable for the income taxes on their share of the Partnership's income.

      3.    MANAGEMENT FEE, RELATED PARTY TRANSACTIONS AND OTHER

            CIBC WM provides certain management and administrative services to the Partnership including, among other things, providing office space and other support services to the Partnership. In exchange for such services, the Partnership pays CIBC WM a monthly management fee of .08333% (1% on an annualized basis) of the Partnership's net assets determined as of the beginning of the month, excluding assets attributable to the Manager's capital account.

            During the period ended June 30, 1999, CIBC WM earned $5,979 in brokerage commissions from portfolio transactions executed on behalf of the Partnership.

            At the end of the twelve month period following the admission of a limited partner to the Partnership, and generally at the end of each fiscal year thereafter, the Manager is entitled to an incentive allocation of 20% of net profits, if any, that have been credited to the capital account of such limited partner during such period. The incentive allocation will be charged to a limited partner only to the extent that cumulative net profits with respect to such limited partner through the close of any period exceeds the highest level of cumulative net profits with respect to such limited partner through the close of any prior period. During the six months ended June 30, 1999, incentive allocations to the Manager were $4,219,325.

            Each Independent Individual General Partner who is not an "interested person" of the Partnership, as defined by the Act, receives an annual retainer of $5,000 plus a fee for each meeting attended. Any Individual General Partner who is an "interested person" does not receive any annual or other fees from the Partnership. One Individual General Partner is an "interested person" of the Partnership. All Individual General Partners are reimbursed by the Partnership for all reasonable out-of-pocket expenses incurred by them in performing their duties. For the six months ended June 30, 1999, fees (including meeting fees and the annual retainer) and expenses paid to the Individual General Partners totaled $21,790.

            Chase Manhattan Bank serves as Custodian of the Partnership's assets.

            PFPC Inc. serves as Administrator and Accounting Agent to the Partnership, and in that capacity provides certain accounting, recordkeeping, tax and investor related services.

TROON PARTNERS, L.P.

--------------------------------------------------------------------------------

      4.    SECURITIES TRANSACTIONS

            Aggregate purchases and sales of investment securities, excluding short-term securities, for the six months ended June 30, 1999, amounted to $165,289,076 and $127,823,704, respectively.

            At June 30, 1999, the cost of investments for Federal income tax purposes was substantially the same as the cost for financial reporting purposes. At June 30, 1999, accumulated net unrealized appreciation on investments was $134,266,937, consisting of $139,269,611 gross unrealized appreciation and $5,002,674 gross unrealized depreciation.

            Due to broker represents receivables and payables from unsettled security trades.

      5.    SHORT-TERM BORROWINGS

            The Partnership has the ability to trade on margin and, in that connection, borrow funds from brokers and banks for investment purposes. Trading in equity securities on margin involves an initial cash requirement representing at least 50% of the underlying security's value with respect to transactions in U.S. markets and varying percentages with respect to transactions in foreign markets. The Act requires the Partnership to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the Partnership incurs the indebtedness. The Partnership pays interest on outstanding margin borrowings at an annualized rate of LIBOR plus .875%. The Partnership pledges securities as collateral for the margin borrowings, which are maintained in a segregated account held by the Custodian. As of June 30, 1999, the Partnership had outstanding margin borrowings of $5,472,546. For the six months ended June 30, 1999, the average daily amount of such borrowings was $1,176,644.

      6. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK OR CONCENTRATIONS OF CREDIT RISK

            In the normal course of business, the Partnership may trade various financial instruments and enter into various investment activities with off-balance sheet risk. These financial instruments include forward contracts, options and securities sold, not yet purchased. Generally, these financial instruments represent future commitments to purchase or sell other financial instruments at specific terms at specified future dates. Each of these financial instruments contains varying degrees of off-balance sheet risk whereby changes in the market value of the securities underlying the financial instruments may be in excess of the amounts recognized in the Statement of Assets, Liabilities and Partners' Capital.

            The Partnership maintains cash in bank deposit accounts which, at times, may exceed federally insured limits. The Partnership has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risk on cash.

            The risk associated with purchasing an option is that the Partnership pays a premium whether or not

TROON PARTNERS, L.P.

--------------------------------------------------------------------------------

      6. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK OR CONCENTRATIONS OF CREDIT RISK (CONTINUED)

            the option is exercised. Additionally, the Partnership bears the risk of loss of premium and change in market value should the counterparty not perform under the contract. Put and call options purchased are accounted for in the same manner as investment securities.

            Transactions in purchased options were as follows:

                                                     CALL OPTIONS                        PUT OPTIONS
                                            ------------------------------      -------------------------------
                                               NUMBER                             NUMBER
                                            OF CONTRACTS          COST          OF CONTRACTS           COST
                                            ------------      ------------      ------------       ------------
              Beginning balance                    1,486      $  1,507,457             1,008       $    922,044
              Options purchased                    9,272        11,630,488             7,712          8,695,375
              Options closed                      (9,758)      (11,986,183)           (6,872)        (8,303,152)
              Expired options                         --                --            (1,698)        (1,265,692)
                                            ------------      ------------      ------------       ------------
              Options outstanding at
                June 30, 1999                      1,000      $  1,151,762               150       $     48,575
                                            ------------      ------------      ------------       ------------

      7.    FINANCIAL INSTRUMENTS HELD OR ISSUED FOR TRADING PURPOSES

            The Partnership maintains positions in a variety of financial instruments. The following table summarizes the components of net realized and unrealized gains from investment transactions:

                                                          NET GAINS / (LOSSES)
                                                           FOR THE YEAR ENDED
                                                              JUNE 30, 1999
                                                            -----------------

              Equity securities                               $  81,716,175
              Equity options                                        461,655
              Equity index options                                 (827,360)
                                                              -------------
                                                              $  81,350,470
                                                              -------------

            The following table presents the market values of derivative financial instruments and the average market values of those instruments:

                                                          AVERAGE MARKET VALUE
                                      MARKET VALUE AT    FOR THE SIX MONTH ENDED
                                       JUNE 30, 1999          JUNE 30, 1999
                                       -------------          -------------

         ASSETS:
         Equity options                  $1,155,000             $1,351,763
         Equity index options                 3,750                 33,488

TROON PARTNERS, L.P.

--------------------------------------------------------------------------------

      7.    FINANCIAL INSTRUMENTS HELD OR ISSUED FOR TRADING PURPOSES
            (CONTINUED)

            Average market values presented above are based upon month-end market values during the six months ended June 30, 1999.

      8.    SELECTED FINANCIAL RATIOS AND OTHER SUPPLEMENTAL INFORMATION

            The following represents the ratios to average net assets and other supplemental information for each period:

                                                                                                  FEBRUARY 27, 1997
                                                   SIX MONTHS                                     (COMMENCEMENT OF
                                                      ENDED                 YEAR ENDED             OPERATIONS) TO
                                                  JUNE 30, 1999         DECEMBER 31, 1998         DECEMBER 31, 1997
                                                  -------------         -----------------         -----------------
Ratio of net investment loss to                     (0.68%)*                  (0.03%)                   (0.49%)*
  average net assets
Ratio of operating expenses to                       1.26%*                    1.43%                     1.73%*
  average net assets
Ratio of interest expense to                         0.04%*                    0.07%                     0.07%*
  average net assets
Portfolio turnover rate                             46.80%                    72.00%                    58.73%
Average commission rate paid                        $0.0608 **                $0.0616 **                $0.0566 **
Total return                                        35.36% ***                37.34%***                 37.60%***
Average debt ratio                                   0.43%                     1.06%                     1.06%

            *     Annualized.
            ** Average commission rate paid on purchases and sales of investment securities held long.
            *** Total return assumes a purchase of a Limited Partnership interest in the Partnership on the first day and a sale of the Limited Partnership interest on the last day of the period noted, before incentive allocation to the Manager, if any. Total returns for a period of less than a full year are not annualized.

      9.    YEAR 2000

            Like other investment companies and financial and business organizations around the world, the Partnership could be adversely affected if the computer systems it uses and those used by the Partnership's brokers and other major service providers do not properly process and calculate date-related information and data from and after January 1, 2000. This is commonly known as the "Year 2000 Issue."

TROON PARTNERS, L.P.

--------------------------------------------------------------------------------

      9.    YEAR 2000 (CONTINUED)

            The Partnership has assessed its computer systems and the systems compliance issues of its brokers and other major service providers. The Partnership has taken steps that it believes are reasonably designed to address the Year 2000 Issue with respect to the computer systems it uses and has obtained satisfactory assurances that comparable steps are being taken by its brokers and other major service providers. At this time, however, there can be no assurance that these steps will be sufficient to address all Year 2000 Issues. The inability of the Partnership or its third party providers to timely complete all necessary procedures to address the Year 2000 Issue could have a material adverse effect on the Partnership's operations. Management will continue to monitor the status of and its exposure to this issue. For the six months ended June 30, 1999, the Partnership incurred no Year 2000 related expenses, and it does not expect to incur significant Year 2000 expenses in the future.

            The Partnership intends to develop contingency plans designed to ensure that third party non-compliance will not materially affect the Partnership's operations.

TROON PARTNERS, L.P.

SCHEDULE OF PORTFOLIO INVESTMENTS (UNAUDITED)
--------------------------------------------------------------------------------

                                                                                                              JUNE 30, 1999
           SHARES                                                                                              MARKET VALUE
                  COMMON STOCKS - 101.32%
                    ATHLETIC FOOTWEAR - 0.75%
           38,637      Nike, Inc., Class B                                                                    $  2,448,620
                                                                                                              ------------
                    BROADCASTING SERVICES/PROGRAMMING - 15.23%
          803,662      AT&T Corp. - Liberty Media Group, Class A*                                (a)            29,534,579
           74,366      Clear Channel Communications, Inc.*                                                       5,126,643
          261,578      Fox Entertainment Group, Inc., Class A*                                                   7,046,388
           42,014      Grupo Televisa S.A. - Sponsored  GDR*                                                     1,882,773
            1,668      King World Productions, Inc.*                                                                58,068
           17,690      TCI Music, Inc., Class A                                                                    625,784
          158,473      TV Guide, Inc., Class A*                                                                  5,804,074
                                                                                                              ------------
                                                                                                                50,078,309
                                                                                                              ------------
                    BUILDING - RESIDENTIAL/COMMERCIAL - 0.53%
           72,652      Lennar Corp.                                                                              1,743,648
                                                                                                              ------------
                    CABLE TV - 12.05%
          155,999      Cablevision Systems Corp., Class A*                                                      10,919,930
          126,055      Comcast Corp., Class A                                                                    4,514,407
          467,438      Comcast Corp., Special Class A                                                           17,967,382
           83,957      MediaOne Group, Inc. *                                                                    6,244,302
                                                                                                              ------------
                                                                                                                39,646,021
                                                                                                              ------------
                    CASINO HOTELS - 1.46%
           96,180      Mandalay Resort Group                                                                     2,037,862
          290,244      Park Place Entertainment Corp.*                                                           2,774,442
                                                                                                              ------------
                                                                                                                 4,812,304
                                                                                                              ------------
                    CATALOG AND MAIL ORDER HOUSES - 2.96%
          242,458      USA Networks, Inc.*                                                                       9,728,627
                                                                                                              ------------
                    CELLULAR TELECOMMUNICATIONS - 0.53%
           61,500      VoiceStream Wireless Corp.*                                                               1,748,937
                                                                                                              ------------
                    COMPUTER DATA SECURITY - 2.28%
           87,060      VeriSign, Inc.*                                                                           7,508,925
                                                                                                              ------------

The accompanying notes are an integral part of these financial statements.

TROON PARTNERS, L.P.

--------------------------------------------------------------------------------

                                                                                                              JUNE 30, 1999
           SHARES                                                                                              MARKET VALUE
                  COMMON STOCKS - (CONTINUED)
                    COMPUTER SOFTWARE - 3.74%
           71,774      Microsoft Corp.*                                                                       $  6,473,154
          157,168      Oracle Corp.*                                                             (a)             5,834,862
                                                                                                              ------------
                                                                                                                12,308,016
                                                                                                              ------------
                    COMPUTERS - INTEGRATED SYSTEMS - 0.34%
         68,067        Silicon Graphics, Inc.*                                                                   1,114,597
                                                                                                              ------------
                    COMPUTERS - MEMORY DEVICES - 1.01%
           60,658      EMC Corp.*                                                                                3,336,190
                                                                                                              ------------
                    COMPUTERS - MICRO - 1.63%
          145,222      Dell Computer Corp.*                                                                      5,373,214
                                                                                                              ------------
                    DIVERSIFIED OPERATIONS - 1.26%
           82,353      Seagram  Co. Ltd.                                                                         4,148,532
                                                                                                              ------------
                    DIVERSIFIED OPERATIONS/COMMERCIAL SERVICES - 0.11%
           52,230      Crescent Operating, Inc.*                                                                   355,843
                                                                                                              ------------
                    FINANCE - CREDIT CARDS - 2.22%
           56,158      American Express Co.                                                                      7,307,560
                                                                                                              ------------
                    FINANCE - INVESTMENT BANKER/BROKER - 2.06%
           93,978      Goldman Sachs Group, Inc.*                                                                6,789,911
                                                                                                              ------------
                    HOTELS & MOTELS - 1.74%
          187,510      Starwood Hotels & Resorts Worldwide, Inc.                                                 5,730,868
                                                                                                              ------------
                    INTERNET CONTENT - 4.37%
           82,326      At Home Corp., Series A*                                                                  4,440,500
            2,112      Broadcast.com, Inc.*                                                                        282,085
           26,371      Inktomi Corp. *                                                                           3,467,786
           71,943      SportsLine USA, Inc.*                                                                     2,580,955
           20,854      Yahoo!, Inc.*                                                                             3,592,102
                                                                                                              ------------
                                                                                                                14,363,428
                                                                                                              ------------
                    INTERNET SOFTWARE - 0.06%
            2,557      RealNetworks, Inc.*                                                                         176,113
                                                                                                              ------------

The accompanying notes are an integral part of these financial statements.

TROON PARTNERS, L.P.

--------------------------------------------------------------------------------

                                                                                                              JUNE 30, 1999
           SHARES                                                                                              MARKET VALUE
                  COMMON STOCKS - (CONTINUED)
                    LEISURE & RECREATION/GAMING - 0.30%
          116,359      AMF Bowling, Inc.*                                                                     $    981,837
                                                                                                              ------------
                    MULTIMEDIA - 8.01%
          184,073      CBS Corp.*                                                                                8,018,772
          304,998      Cox Communications, Inc., Class A*                                                       11,227,892
           20,991      News Corp Ltd. - Sponsored ADR                                                              741,255
           87,714      Time Warner, Inc.                                                                         6,370,229
                                                                                                              ------------
                                                                                                                26,358,148
                                                                                                              ------------
                    MUSIC CLUBS - 2.06%
          105,826      SFX Entertainment, Inc.*                                                                  6,772,864
                                                                                                              ------------
                    NETWORKING PRODUCTS - 0.60%
           30,814      Cisco Systems, Inc.*                                                                      1,985,593
                                                                                                              ------------
                    RADIO - 2.25%
            9,419      CD Radio, Inc.*                                                                             286,987
           40,268      Grupo Radio Centro SA - Sponsored ADR                                                       211,407
           19,242      Hispanic Broadcasting Corp.*                                                              1,459,987
          183,931      Infinity Broadcasting Corp., Class A *                                                    5,437,552
                                                                                                              ------------
                                                                                                                 7,395,933
                                                                                                              ------------
                    REAL ESTATE DEVELOPMENT - 0.81%
          124,191      TrizecHahn Corp.                                                                          2,530,392
           15,269      Vornado Operating, Inc. *                                                                   122,152
                                                                                                              ------------
                                                                                                                 2,652,544
                                                                                                              ------------
                    REAL ESTATE INVESTMENT/MANAGEMENT - 0.38%
           58,883      LNR Property Corp.                                                                        1,258,624
                                                                                                              ------------
                    REAL ESTATE INVESTMENT TRUST - HOTEL/RESTAURANT - 0.90%
          247,896      Host Marriott Corp.                                                                       2,943,765
                                                                                                              ------------
                    REAL ESTATE INVESTMENT TRUST - OFFICE PROPERTY - 2.14%
          195,754      Boston Properties, Inc.                                                                   7,022,675
                                                                                                              ------------
                    REAL ESTATE INVESTMENT TRUST - SHOPPING CENTERS - 2.18%
          202,766      Vornado Realty Trust                                                                      7,160,276
                                                                                                              ------------

The accompanying notes are an integral part of these financial statements.

TROON PARTNERS, L.P.

--------------------------------------------------------------------------------

                                                                                                              JUNE 30, 1999
           SHARES                                                                                              MARKET VALUE
                  COMMON STOCKS - (CONTINUED)
                    RETAIL - APPAREL/SHOES - 0.98%
           63,582      The Gap, Inc.                                                                          $  3,202,943
                                                                                                              ------------
                    RETAIL - INTERNET - 3.68%
           53,351      Amazon.com, Inc.*                                                         (a)             6,675,544
           20,395      eBay, Inc. *                                                                              3,087,293
           77,752      Tickemaster Online - CitySearch, Inc., Class B*                                           2,351,998
                                                                                                              ------------
                                                                                                                12,114,835
                                                                                                              ------------
                    RETAIL - RESTAURANTS - 1.89%
          151,347      McDonald's Corp.                                                                          6,224,145
                                                                                                              ------------
                    SATELLITE TELECOMMUNICATIONS - 2.77%
           13,927      EchoStar Communications Corp., Class A*                                                   2,136,931
          127,642      Globalstar Telecommunications Ltd.*                                                       2,959,763
          222,686      Loral Space & Communications Ltd.*                                                        4,008,348
            2,067      P.T. Pasifik Satelit Nusantara, ADR*                                                         16,794
                                                                                                              ------------
                                                                                                                 9,121,836
                                                                                                              ------------
                    TELECOMMUNICATIONS EQUIPMENT - 9.40%
           36,740      General Instrument Corp.*                                                              1,561,450.00
          204,618      QUALCOMM, Inc.*                                                                          29,362,683
                                                                                                              ------------
                                                                                                                30,924,133
                                                                                                              ------------
                    TELECOMMUNICATIONS SERVICES - 2.94%
           84,360      NTL, Inc.*                                                                                7,270,820
           82,284      Time Warner Telecom, Inc., Class A*                                                       2,386,236
                                                                                                              ------------
                                                                                                                 9,657,056
                                                                                                              ------------
                    TELEPHONE - INTEGRATED - 5.27%
          310,208      AT&T Corp.                                                                               17,313,611
                                                                                                              ------------
                    TELEVISION - 0.43%
           35,936      Pegasus Communications Corp.*                                                             1,417,244
                                                                                                              ------------
                       TOTAL COMMON STOCKS (COST $198,931,512)                                                 333,227,725
                                                                                                              ============

The accompanying notes are an integral part of these financial statements.

TROON PARTNERS, L.P.

--------------------------------------------------------------------------------

                                                                                                              JUNE 30, 1999
           SHARES                                                                                              MARKET VALUE
                  PREFERRED STOCKS - 0.20%
                    MULTIMEDIA - 0.20%
           20,989      News Corp. Ltd. - Sponsored ADR Preferred                                              $    662,476
                                                                                                              ------------
                       TOTAL PREFERRED STOCK (COST $650,165)                                                       662,476
                                                                                                              ============
         NUMBER OF
         CONTRACTS
                  CALL OPTIONS - 0.35%
                    CABLE TV - 0.17%
              400      MediaOne Group, Inc., 07/17/99, $60.00                                                      565,000
                                                                                                              ------------
                    COMPUTER SOFTWARE - 0.07%
              200      Oracle Corp., 07/17/99, $25.00                                                              240,000
                                                                                                              ------------
                    TELECOMMUNICATIONS SERVICES - 0.11%
              400      Frontier Corp., 07/17/99, $50.00                                                            350,000
                                                                                                              ------------
                       TOTAL CALL OPTIONS (COST $1,151,762)                                                      1,155,000
                                                                                                              ============
                  PUT OPTIONS - 0.00%
                    STOCK INDEX - 0.00%
              150      S & P 100, 07/17/99, $600.00                                                                  3,750
                                                                                                              ------------
                       TOTAL PUT OPTIONS (COST $48,575)                                                              3,750
                                                                                                              ============
                       TOTAL INVESTMENTS (COST $200,782,014) - 101.87%                                         335,048,951
                                                                                                              ============
                       OTHER ASSETS, LESS LIABILITIES - (1.87%)                                                 (6,153,578)
                                                                                                              ------------
                       NET ASSETS - 100.00%                                                                   $328,895,373
                                                                                                              ============

(a) Partially held in a pledged account by the custodian as collateral for loan payable.
*     Non-income producing security.

The accompanying notes are an integral part of these financial statements.